UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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THE HAIN CELESTIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of the 2017 Annual Meeting and Proxy Statement

Thursday, November 16, 2017 at 11:00 a.m., Eastern Time

1111 Marcus Avenue, Lake Success, New York 11042

LETTER TO OUR SHAREHOLDERS

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

[October     , 2017]

Dear Fellow Stockholder:

You are cordially invited to attend the fiscal year 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc., which will be held at 1111 Marcus Avenue, Lake Success, New York on Thursday, November 16, 2017, at 11:00 a.m. Eastern Time.

At our Annual Meeting, our stockholders will vote on (1) the election of the 11 director nominees named in the accompanying proxy statement, (2) a proposal to amend our By-Laws to implement advance notice procedures for stockholder proposals, (3) a proposal to amend our By-Laws to implement proxy access, (4) an advisory vote regarding the compensation of our named executive officers for the fiscal year ended June 30, 2017, as set forth in the accompanying proxy statement, (5) an advisory vote regarding the frequency of holding advisory votes on executive compensation and (6) the ratification of the appointment of our registered independent accountants.

In addition to these formal items of business, we will review the major developments of the past year and share with you some of our plans for the future. You will have an opportunity to ask questions and express your views to the senior management and members of the Board of Directors of The Hain Celestial Group, Inc., who are also expected to be present.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please submit your vote.

I hope you will join us on November 16th.

Sincerely,

Irwin D. Simon

Founder, President, Chief Executive

Officer and Chairman of the Board

THE HAIN CELESTIAL GROUP, INC.

1111 Marcus Avenue

Lake Success, NY 11042

516-587-5000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of THE HAIN CELESTIAL GROUP, INC.:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Hain Celestial Group, Inc. will be held on Thursday, November 16, 2017 at 11:00 a.m., Eastern Time at 1111 Marcus Avenue, Lake Success, New York for the following purposes:

1.	To elect the 11 director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To approve an amendment of our By-Laws to implement advance notice procedures for stockholder proposals;

3.	To approve an amendment of our By-Laws to implement proxy access;

4.	To approve, on an advisory basis, named executive officer compensation for the fiscal year ended June 30, 2017, as set forth in the attached proxy statement;

5.	To approve, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation (“Say on Pay Frequency”);

6.	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2018; and

7.	To transact such other business as may properly come before the Annual Meeting (including any adjournments or postponements thereof).

These matters are more fully described in the attached proxy statement, which is made a part of this notice.

Only stockholders of record as of the close of business on September 25, 2017 are entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or postponement thereof. A list of these stockholders will be available for inspection by any stockholder for any purpose germane to the Annual Meeting for a period of ten days prior to the Annual Meeting at our principal executive office located at 1111 Marcus Avenue, Lake Success, NY 11042, and will also be available at the Annual Meeting.

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please submit your vote as soon as possible. If you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 16, 2017: A complete set of proxy materials relating to our Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K to Stockholders for the fiscal year ended June 30, 2017, may be viewed at http://www.hain.com/proxy.

By order of the Board of Directors,

Denise M. Faltischek

Executive Vice President and General Counsel,

Corporate Secretary

Dated: [October     , 2017]

Directions to the Annual Meeting of Stockholders

From New York City: Take the Long Island Expressway East to the Cross Island Parkway South (Exit 31S), to the Grand Central Parkway East (Exit 29E). The Grand Central Parkway becomes the Northern State Parkway. Take Exit 25 towards Lakeville Road/New Hyde Park Road/Great Neck. Cross over Marcus Avenue into the 1111 Marcus Avenue complex. Park in HAIN designated spots in the northwest parking lot. Enter Building 1.

From Eastern Long Island: Take the Northern State Parkway West to Exit 25 towards Lakeville Road/New Hyde Park Road/Great Neck. Turn right onto Lakeville Road. Make the first left onto Marcus Avenue. 1111 Marcus Avenue will be on the right. Park in HAIN designated spots in the northwest parking lot. Enter Building 1.

Long Island Rail Road: Take the Port Jefferson Branch Line to the New Hyde Park Station. Take a taxi to 1111 Marcus Avenue, Lake Success, New York. Enter Building 1.

THE HAIN CELESTIAL GROUP, INC.

PROXY STATEMENT

The Hain Celestial Group, Inc. 2017 Proxy Statement	TOC

PROXY STATEMENT SUMMARY

YOUR VOTE IS IMPORTANT

Proxy materials, including this proxy statement, are first being sent to stockholders beginning on or about October     , 2017. This summary highlights information contained within this proxy statement. You should read the entire proxy statement carefully and consider all information before voting. Page references are supplied to help you find further information in this proxy statement.

VOTING MATTERS AND VOTE RECOMMENDATION

Voting Matter	Board Vote Recommendation	See Page Number for more information
Election of Directors	FOR each nominee	11
Amendment of our By-Laws to Implement Advance Notice	FOR	23
Amendment of our By-Laws to Implement Proxy Access	FOR	25
Advisory Vote to Approve Named Executive Officer Compensation	FOR	49
Advisory Vote on Say on Pay Frequency	EVERY YEAR	51
Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	52

OVERVIEW

During fiscal year 2016, in order to best position Hain Celestial for the future, we commenced a strategic review of our business. We set out to identify opportunities to fuel and sustain our future growth, including supply chain optimization, procurement and rationalization of our product portfolio, and to reinvest incremental cost savings into the business to further brand building efforts in order to drive distribution and household penetration. As consumers increasingly choose their purchases based on health and wellness, ingredient transparency and environmental sustainability, we believe our ability to operate our businesses with a greater sense of purpose will continue to differentiate us.

We look to simplify our business through Project Terra. Terra means from the Earth, and Project Terra represents a bottoms-up approach to streamline our business and drive cost savings and efficiencies in our business, allowing us to invest more in our leading brands and serve as a more strategic partner to our customers to bring better products to more consumers around the world, unleashing and maximizing the value of our assets. We have identified opportunities that we believe will help us to achieve approximately $350 million of cost savings globally over the next three years.

We have created seven core platforms To Create and Inspire A Heathier Way of Life™ starting with Hain Celestial United States. These platforms are defined by common customer need, route-to-market or internal advantage, and are aligned with our strategic roadmap to continue our leadership position in the organic, natural and better-for-you market. We also formed Cultivate to strategically invest and incubate lifestyle brands, concepts, products and technology, which focus on health and wellness.

The Hain Celestial Group, Inc. 2017 Proxy Statement	1

PROXY STATEMENT SUMMARY

In fiscal year 2017 we embarked on a multi-year strategic plan to transform the Company by building upon our strong brands around the world and focused on driving improvements in almost every aspect of our business. With a strong balance sheet and cash position, and a business model that generates strong cash flow, we are in a position to invest in our brands.

In addition, during fiscal year 2017, we executed on the following initiatives:

Concluded Accounting Review with No Material Changes to Previously Reported Financial Statements

•	Self-initiated, exhaustive review process.

•	Fully independent review initiated by the Audit Committee, which retained independent counsel and third party experts to assist in the review.

•	Implemented improved financial control with strong finance team, including new hires.

Fiscal Year 2017 Financial Highlights

•

$2.9 billion net sales, a 1% decrease on a GAAP basis and up 3% in constant currency compared to fiscal year 2016 net sales as Hain Celestial United States returned to growth in the fourth quarter of fiscal year 2017.

•	Generated Operating Cash Flow of $217 million and spent $63 million on Capital Expenditures, resulting in $154 million of Operating Free Cash Flow.

•	Net repayment of $111 million in debt.

•	Managed expenses and balance sheet.

Project Terra

•	Established new core category platforms:

•	Better-For-You Baby, Better-For-You Pantry, Better-For-You Snacking, Fresh Living, Tea, Pure Personal Care and Cultivate.

•	Implemented stock-keeping unit (“SKU”) rationalization, eliminating $24 million in net sales, or approximately 20% of the SKUs, in the United States reporting segment.

•	Expanded global cost savings initiative to $350 million through fiscal year 2020.

2	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROXY STATEMENT SUMMARY

Invested in Top Brands and Capabilities Globally

•	Increased strategic investments and consumer engagement in brand building assets

•	Enhanced in-market and online retail activation

•	Introduced over 200 new innovative products worldwide

Strategic Transactions

•	Expanded branded portfolio through two strategic acquisitions in the growing chilled category:

•	Yorkshire Provender™ under Hain Daniels and

•	Better Bean™ under Cultivate

•	Entered into a strategic joint venture with the Future Group in India

•	Licensed Rosetto® brand to Rosetto Foods LLC, a joint venture in which the Company holds a minority interest

•	Divested own-label freshly squeezed fruit juice business in the United Kingdom

Enhanced Leadership Team to Deliver Strategic Plan

•	Strengthened management team with seasoned professionals including deep consumer products, brand building and natural product experience as well as financial experience

Corporate Governance and Shareholder Communication

•	Appointed Andrew Heyer as Lead Independent Director

•	Refreshed Board of Directors with the addition of six highly-qualified independent directors with valuable industry experience

•	Robust Stockholder Engagement

We are focused on four key initiatives, which we refer to as our Four-Point Strategic Plan, in the coming years:

•	Invest in Top Brands and Capabilities to Grow Globally

•	Expand Project Terra Cost Savings Globally

•	Enhance the Leadership Team to Deliver Strategic Plan

•	Return Capital to Shareholders

See “Reconciliation of Non-U.S. GAAP Financial Measures to U.S. GAAP Financial Measures” for a discussion of the non-U.S. GAAP financial measures used herein and for reconciliation to the most directly comparable U.S. GAAP Financial Measure. In addition, detailed information on our financial and operational performance can be found in our Annual Report on Form 10-K for our fiscal year ended June 30, 2017.

ACCOUNTING REVIEW

As previously reported, during the fourth quarter of fiscal year 2016, the Company identified concessions that were granted to certain distributors in the United States and commenced an internal accounting review in order to determine whether the revenue associated with those concessions was accounted for in the correct period and to evaluate its internal control over financial reporting. The Audit Committee of the Company’s Board of Directors separately conducted an independent review of these matters and retained independent counsel to assist in their review. On November 16, 2016, the Company announced that the independent review of the Audit Committee had been completed, which found no evidence of intentional wrongdoing in connection with the Company’s financial statements.

In connection with its evaluation of the timing of the recognition of revenue, the Company conducted a comprehensive evaluation of the appropriate accounting methodology for the United States segment’s largest distributors and determined

The Hain Celestial Group, Inc. 2017 Proxy Statement	3

PROXY STATEMENT SUMMARY

that the revenue associated with such distributors had been properly accounted for in the correct period. The Company also identified certain immaterial adjustments unrelated to revenue recognition, which are not material to the financial statements reported in any interim or annual period and therefore did not result in a restatement to previously filed financial statements. The Company also identified certain deficiencies in its internal control over financial reporting. These control deficiencies could have resulted in misstatements of the aforementioned accounts and disclosures that would have resulted in a material misstatement to the annual or interim consolidated financial statements that would not have been prevented or detected in a timely manner. Accordingly, we have determined that these control deficiencies constitute material weaknesses.

Management is committed to the planning and implementation of remediation efforts to address the material weaknesses. These remediation efforts, summarized below, which have been implemented or are in the process of implementation, are intended to both address the identified material weaknesses and to enhance our overall financial control environment. In this regard, our initiatives include:

•

Organizational Enhancements – The Company has identified and implemented several organizational enhancements as follows: (i) the creation of a new position, Global Revenue Controller, which is responsible for all aspects of the Company’s revenue recognition policies, procedures and the proper application of accounting to the Company’s sales arrangements; (ii) the hiring of a new Controller for the Company’s United States segment, who is responsible for all accounting functions in the United States segment; (iii) the establishment of an internal audit function that reports directly to the Audit Committee; (iv) the identification and hiring of a Chief Compliance Officer, who is focused on establishing standards and implementing procedures to ensure that the compliance programs throughout the Company are effective and efficient in identifying, preventing, detecting and correcting noncompliance with applicable rules and regulations; and (v) the enhancement of the Company’s organizational structure over all finance functions and an increase of the Company’s accounting personnel with people that have the knowledge, experience, and training in U.S. GAAP to ensure that a formalized process for determining, documenting, communicating, implementing and monitoring controls over the financial reporting and disclosure processes is maintained.

•

Information Technology General Controls and IT Dependent Controls – The Company has identified and begun to implement several enhancements including (i) the hiring of a new Chief Information Officer; (ii) the centralization of the management of certain key IT systems under the corporate IT organization to provide consistent user access and change management controls; (iii) the establishment of a more comprehensive review and approval process for authorizing and monitoring user access to key systems; and (iv) the evaluation of the design and implementation of the process-level controls over the existence, completeness, and accuracy of data included in various reports and spreadsheets that support the financial statements.

•

Revenue Practices – The Company has evaluated its revenue practices and has implemented improvements in those practices, including: (i) the development of more comprehensive revenue recognition policies and improved procedures to ensure that such policies are understood and consistently applied; (ii) better communication among all functions involved in the sales process (e.g., sales, legal, accounting, finance); (iii) increased standardization of contract documentation and revenue analyses for individual transactions; and (iv) the development of a more comprehensive review process and monitoring controls over contracts with customers, customer payments and incentives, including corporate review of related accruals and presentation of trade promotions and incentives.

•

Training Practices – The Company has developed a comprehensive revenue recognition and contract review training program. This training is focused on senior-level management and customer-facing employees as well as finance, sales and marketing personnel.

When fully implemented and operational, we believe the measures described above will remediate the material weaknesses we have identified and strengthen our internal control over financial reporting. We are working to have these material weaknesses remediated as soon as possible and significant progress has been made to date. We are committed to continuing to improve our internal control processes and will continue to diligently and vigorously review our financial reporting controls and procedures.

4	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROXY STATEMENT SUMMARY

CORPORATE GOVERNANCE

Corporate Governance Strengths

We are committed to good corporate governance, which promotes the long-term interests of our stockholders and strengthens our Board and management accountability. Highlights of our corporate governance practices include the following:

•	Majority voting in uncontested elections

•	Annual Say-on-Pay vote

•	100% independent Committee members

•	Lead independent director

•	Strict policy of no pledging or hedging of company shares

•	Clawback policy

•	Stock ownership guidelines for directors and officers

•	Robust Code of Business Conduct and Ethics

•	Annual Board and Committee self-evaluations

•	Periodic reviews of Committee Charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics

STOCKHOLDER ENGAGEMENT

We greatly value our stockholders’ perspectives and, at the direction of our Compensation Committee, launched a formal stockholder engagement process in fiscal 2014. This engagement effort focused on our compensation and corporate governance practices and supplemented our ongoing stockholder engagement process with institutional investors. During the summer and fall of 2015, we had discussions with and received valuable feedback on our executive compensation practices and corporate governance policies from investors representing approximately 46% of our outstanding shares. See the “Stockholder Engagement – Compensation and Governance Action” section within our Compensation Discussion and Analysis on page [    ] of this proxy statement for details on our stockholder engagement efforts.

In light of the results of our 2015 Say-on-Pay vote and the feedback we received from our investors during our stockholder engagement, the Compensation Committee has modified key elements of our executive compensation program to enhance the link between executive pay and company performance, increase the alignment of our management with our stockholders and mitigate risk. In addition, as a result of stockholder feedback, we made certain changes to our governance practices:

Changes to Compensation and Governance Practices Since 2015 Annual Meeting

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

Net revenue and EBITDA were duplicative performance metrics in both the annual and long-term incentive plans

Adopted a different performance measure, relative total stockholder return (“Relative TSR”), for the long- term incentive plan

Eliminated EBITDA as a performance measure in the long-term incentive plan

		Provides stockholders with another basis on which to evaluate the Company’s performance	2016-2018 Long-Term Incentive Plan (adopted in late calendar year 2015)

The Hain Celestial Group, Inc. 2017 Proxy Statement	5

PROXY STATEMENT SUMMARY

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

The Company should consider adopting a performance measure that is relative so that stockholders can better evaluate the Company’s performance against its peers.	Adopted Relative TSR as one of the measures for the long-term incentive plan	Provides stockholders with the ability to evaluate the Company’s performance against a predetermined peer group	2016-2018 Long-Term Incentive Plan

The Company should consider increasing the performance period under the long-term incentive plan from two years to three years	Increased the performance period under the long-term incentive plan to three years	Incentivizes long-term growth	2016-2018 Long-Term Incentive Plan

The Company should further align pay and performance	Eliminated the time-based vesting portion of the long-term incentive award (25% of award)	All awards under the long-term incentive plan are 100% performance-based thereby increasing stockholder alignment	2016-2018 Long-Term Incentive Plan

The Company should consider eliminating the use of a CEO Founder Peer Group	We are now using a single compensation peer group for all executive compensation decisions	Provides for clearer and more concise information	2016

The Board of Directors should consider appointing a lead independent director	The Board of Directors appointed a lead independent director	The lead independent director provides leadership to the independent directors and advises the Board of Directors on matters where there may be an actual or perceived conflict of interest	May 2017

Proxy access is a right that is important to stockholders

The Board of Directors supported a stockholder proposal for proxy access in the 2015 proxy statement

Based on the majority of our stockholders casting votes in support of such proposal, the Board of Directors approved a Bylaw amendment implementing proxy access to be submitted for stockholder approval

		Provides stockholders meeting certain requirements the right to nominate candidates for election to our Board and have their nominees included in our proxy statement	After our 2017 Annual Meeting, assuming stockholders approval is received

The financial performance measures in the annual incentive plans should be weighted more than the non-financial performance measures	The financial performance measures in the annual incentive plans are weighted at 75% of the target award	Financial performance measures have greater significance in the annual incentive plan and the award is based on more objective measures	Fiscal Year 2018

6	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROXY STATEMENT SUMMARY

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

What is a proxy statement and why is it important?

The Hain Celestial Group, Inc.’s fiscal year 2017 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on November 16, 2017. There will be certain items of business that must be voted on by our stockholders at the Annual Meeting, and our Board of Directors (sometimes referred to as the “Board”) is seeking your proxy to vote on these items. This proxy statement contains important information about The Hain Celestial Group, Inc. and the matters that will be voted on at the Annual Meeting. Please read these materials carefully so that you have the information you need to make informed decisions. Throughout this proxy statement, we will refer to ourselves as “we,” “us,” “our,” “the Company” or “Hain Celestial.”

What is a proxy?

A proxy is your legal designation of another person to vote the stock that you own. The person you designate to vote your shares is also called a proxy. If you received a paper copy of our proxy materials, you also can vote using the proxy card enclosed with those materials. On our proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. When you submit a valid proxy, the people named on the proxy card as proxies are required to vote your shares at the Annual Meeting in the manner you have instructed.

What are the items of business for the Annual Meeting?

The items of business for the Annual Meeting are as stated in the Notice of Annual Meeting of Stockholders and Proxy Statement, included herein. There are six matters scheduled for a vote:

•	To elect the 11 director nominees specified herein to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	To approve an amendment of our By-Laws to implement advance notice procedures for stockholder proposals;

•	To approve an amendment of our By-Laws to implement proxy access;

•	To approve, on an advisory basis, the named executive officers (“NEOs”) compensation for the fiscal year ended June 30, 2017, as set forth in this proxy statement;

•	To approve, on an advisory basis, the frequency of holding future advisory votes on NEO compensation (“Say on Pay Frequency”); and

•	To ratify the appointment of Ernst & Young LLP as our registered independent accountants for the fiscal year ending June 30, 2018.

Who is entitled to vote?

You may vote if you owned shares of common stock of the Company as of the close of business on September 25, 2017, the record date for the Annual Meeting. On the record date, there were [104,688,102] shares of common stock outstanding and entitled to vote.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of September 25, 2017.

How can I vote my shares before the Annual Meeting?

Stockholder of Record: Shares Registered in Your Name

If on September 25, 2017, your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record, and our proxy materials were provided to you directly. Registered stockholders can vote any one of four ways:

•

By Telephone: Call [INSERT TELEPHONE NUMBER] from the United States. You will need to use the control number you were provided on your proxy card. You will need to follow the instructions given by the voice prompts.

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PROXY STATEMENT SUMMARY

•	Via the Internet: Go to [INSERT WEBSITE] to vote via the Internet using the control number you were provided on your proxy card. You will need to follow the instructions on the website.

•

By Mail: If you received a paper copy of the proxy materials and a proxy card in the mail, you may mark, sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board as described in this proxy statement. If any other matters are properly brought up at the Annual Meeting (other than the proposals contained in this proxy statement), then the named proxies will have the authority to vote your shares on those matters in accordance with their discretion and judgment. The Board currently does not know of any matters to be raised at the Annual Meeting other than the proposals contained in this proxy statement. If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

•

In Person: Attend the Annual Meeting or send a personal representative with an appropriate proxy to vote at the meeting. For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?” below.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on September 25, 2017, your shares were held in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name”, and our proxy materials are being forwarded to you by that organization. You may vote by submitting your voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail as indicated above. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions.

What do I need to be admitted to the Annual Meeting?

You will need a form of personal identification (such as a driver’s license) along with either your proxy card or proof of stock ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record and you wish to be admitted to the Annual Meeting, you must present proof of your ownership of The Hain Celestial Group, Inc. stock, such as a bank or brokerage account statement.

Can I vote at the Annual Meeting?

If you are a stockholder of record, you can vote at the Annual Meeting any shares that were registered in your name as the stockholder of record as of the record date. To vote in person, come to the Annual Meeting, and we will give you a ballot.

If you are a beneficial owner, you are not a holder of record of those shares and cannot vote them at the Annual Meeting unless you have a legal proxy from the holder of record. If you plan to attend and vote your shares held in street name at the Annual Meeting, you should request a legal proxy from your broker, bank or other holder of record and bring it with you to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to vote by proxy prior to the Annual Meeting.

For information about how to attend the Annual Meeting, please see “What do I need to be admitted to the Annual Meeting?”

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

	Proposal	Vote
No. 1	Election of the 11 director nominees named in this proxy statement, each to serve to the next Annual Meeting of Stockholders and until their successors are duly elected and qualified	FOR all nominees

No. 2	Amendment of our By-Laws to implement advance notice procedures for stockholder proposals	FOR

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PROXY STATEMENT SUMMARY

	Proposal	Vote
No. 3	Amendment of our By-Laws to implement proxy access	FOR

No. 4	Approval, on an advisory basis, of NEO compensation for the fiscal year ended June 30, 2017, as set forth in this proxy statement	FOR

No. 5	Advisory Vote on the frequency of holding future advisory votes on NEO compensation	EVERY YEAR

No. 6	Ratification of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 2018	FOR

The Company does not expect that any matters other than those described in the Notice of Annual Meeting of Stockholders and Proxy Statement to be brought before the Annual Meeting. The persons appointed as proxies will vote in their discretion on any other matters that may properly come before the Annual Meeting or any postponement or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies. We expect that the solicitation of proxies will be primarily by mail. Proxies may also be solicited by our officers and employees, at no additional cost to us, in person, by telephone, or by other means of communication. We have retained the proxy solicitation firm of MacKenzie Partners, Inc. to assist us in the distribution and solicitation of proxies, and we intend to pay a fee of approximately $12,500, plus reasonable expenses, for these services. We may reimburse custodians, nominees and fiduciaries holding our common stock for their reasonable expenses in sending proxy materials to beneficial owners and obtaining their proxy.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

How do I revoke my proxy?

If on September 25, 2017, you are a stockholder of record, you may revoke your proxy if we receive your revocation at any time before the final vote at the Annual Meeting. You may revoke your proxy by sending a written notice stating that you are revoking your proxy before it is voted at the Annual Meeting to the Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042 or by attending the Annual Meeting and voting in person.

If on September 25, 2017, you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, your ability to revoke your proxy depends on the voting procedures of the broker, bank or other agent. Please follow the directions provided to you by your bank or broker.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes.

How are broker non-votes and abstentions counted?

A “broker non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Broker non-votes on a proposal are not counted or deemed present or represented and entitled to vote for determining whether stockholders have approved that proposal. Therefore, broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Under the rules that govern brokers who are voting with respect to shares held in “street name” and are not instructed by their client how to vote, brokers only have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of independent public accountants. Non-routine matters include the election

The Hain Celestial Group, Inc. 2017 Proxy Statement	9

PROXY STATEMENT SUMMARY

of directors, the advisory vote regarding compensation paid to our named executive officers, the advisory vote regarding Say on Pay Frequency and stockholder proposals, if any. If you are a beneficial owner and do not provide specific voting instructions to your broker, the organization that holds your shares will not be authorized to vote on most items being put to a vote at the Annual Meeting, including Proposal Nos. 1, 2, 3, 4 and 5, and will only have discretion to vote on Proposal No. 6, the ratification of Ernst & Young LLP as our independent accountants for the fiscal year ending June 30, 2018.

With respect to Proposal Nos. 1 and 5, shares voting “abstain” have no effect. With respect to Proposal Nos. 2, 3, 4 and 6, if you “abstain” from voting, it will have the same effect as an “Against” vote.

How many votes are needed to approve each proposal?

With respect to Proposal No. 1, each director must receive a “For” vote from the majority of votes cast either in person or by proxy. Abstentions and broker non-votes will have no effect. In the event of a contested election, where the number of director nominees exceeds the number of directors to be elected, directors will be elected by a plurality vote.

To be approved, Proposal Nos. 2, 3, 4 and 6 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

With respect to Proposal No. 5, the frequency alternative (every year, every two years or every three years) that receives the highest number of votes will be considered the frequency that is recommended by the stockholders.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Annual Meeting. A quorum will exist if at least a majority of the outstanding shares entitled to vote at the Annual Meeting are present in person or represented by proxy. On the record date, there were [104,688,102 shares] outstanding and entitled to vote at the Annual Meeting. Thus, [52,344,052] shares must be represented in person or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting or holders of a majority of the shares present in person or by proxy at the Annual Meeting may adjourn or postpone the Annual Meeting to another time or date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. We will publish final results in a Current Report on Form 8-K that we expect to file with the United States Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting. After the Form 8-K is filed, you may obtain a copy by visiting our website or contacting our Investor Relations Department by calling (516) 587-5000, by writing to the Investor Relations Department, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042 or by sending an email to investorrelations@hain.com.

10	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

In fiscal year 2017, our Board of Directors oversaw the implementation of a strategic business review of the Company including operational, financial, strategic and governance aspects. We implemented key governance reforms, oversaw an in-depth accounting investigation, refreshed our ranks and supported strategic initiatives so we can benefit from a rapidly changing competitive environment. We ask that you support our Directors’ re-election to enable us to continue moving the Company forward.

Cooperation Agreement

Pursuant to a cooperation agreement (the “Cooperation Agreement”) we entered into with certain individuals affiliated with and investment funds managed by Engaged Capital, LLC (the “Engaged Group”) on September 27, 2017, we temporarily increased the size of our Board of Directors to 14 directors and appointed each of Dr. Celeste A. Clark, R. Dean Hollis, Shervin J. Korangy, Jack L. Sinclair, Glenn W. Welling and Dawn M. Zier and agreed to include them in the Company’s slate of nominees for the 2017 and 2018 Annual Meetings of Stockholders. Pursuant to the terms of the Cooperation Agreement, the size of the Board will be reduced to 11 directors and three members of the incumbent Board (Richard C. Berke, Raymond W. Kelly and Scott M. O’Neil) will not stand for re-election. During the standstill period (the “Standstill Period”), which begins on the date of the Cooperation Agreement and extends through and includes the date of the 2018 Annual Meeting, neither the Board nor any committee of the Board may modify the size of the Board from 11 directors without the unanimous approval of the Board.

With respect to the shares of the Company’s common stock owned by the Engaged Group and its Affiliates (as defined in the Cooperation Agreement), the Engaged Group has agreed to certain standstill, voting and other similar provisions in connection with entry into the Cooperation Agreement. In particular, during the Standstill Period, the Engaged Group has agreed that it will, and shall cause each of its Affiliates to, among other things, vote all shares of common stock of the Company beneficially owned by the Engaged Group or such Affiliate (or otherwise for which it has voting rights) at such meeting (1) in favor of the slate of directors recommended by the Board and any other proposal supported by a majority of the Board; provided, however, the Engaged Group and its Affiliates are permitted to vote at their discretion with respect to the “say-on-pay” proposal brought before the stockholders at the 2017 Annual Meeting, (2) against any stockholder proposals or director nominations at such annual or special meeting which are not supported by the Board, and (3) in favor of the ratification of the appointment of such accounting firm as may be determined by the Board as the Company’s independent registered public accounting firm for the relevant fiscal year.

Pursuant to the Cooperation Agreement, during the Standstill Period, except following unanimous approval of the Board, the Engaged Group has agreed that neither it nor its Affiliates will purchase or cause to be purchased or otherwise acquire (1) beneficial ownership of any common stock or other securities of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the members of the Engaged Group or its Affiliates), if immediately after the taking of such action, the Engaged Group together with its Affiliates would, in the aggregate, beneficially own more than 14.9% of the then outstanding shares of Common Stock, or (2) interests in any of the Company’s indebtedness.

General

Our Board of Directors is currently composed of 14 members, of which 11 will stand for re-election at the annual meeting. It is proposed that the 11 incumbent directors standing for re-election be elected to hold office until the next annual meeting and until their successors are elected and qualified. Richard C. Berke, Raymond W. Kelly and Scott M. O’Neil are not standing for re-election, and the Company thanks them for their service and many contributions to the Company.

The Board has nominated, and the proxies will vote to elect, unless otherwise directed, the following individuals as members of the Board of Directors to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified: Irwin D. Simon, Dr. Celeste A. Clark, Andrew R. Heyer, R. Dean Hollis, Shervin J. Korangy, Roger Meltzer, Adrianne Shapira, Jack L. Sinclair, Glenn W. Welling, Dawn M. Zier and Lawrence S. Zilavy. Each nominee has consented to be nominated and to serve, if elected.

✓	The Board of Directors recommends that you vote “FOR” the election of each of the nominees.

The Hain Celestial Group, Inc. 2017 Proxy Statement	11

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Information about the Nominees

Irwin D. Simon, Founder, President, Chief Executive Officer and Chairman of the Board

Age: 59 Director Since: 1993	Board Committees: • None

Irwin D. Simon is the Founder of The Hain Celestial Group, Inc. and has been our President and Chief Executive Officer (“CEO”) and a director since our inception in 1993. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. Previously, Mr. Simon was employed in various marketing capacities at Slim-Fast Foods Company, a dietary food and beverage company, and The Haagen-Dazs Company, a frozen dessert company, then a division of Grand Metropolitan, PLC, a portfolio of luxury brands and companies. Mr. Simon currently serves as the lead director of MDC Partners Inc., a provider of marketing, activation and communications solutions and services and of Chop’t Creative Salad Company, a fast casual dining company. He also serves as the Vice Chairman of the board of directors of Tulane University and on the board of trustees of Poly Prep Country Day School. During the last five years, Mr. Simon also served as a director of Jarden Corporation, a consumer products company, until its merger with Newell Rubbermaid Inc. Mr. Simon also served as an independent non-executive director of Yeo Hiap Seng Limited, a food and beverage company based in Singapore.

Key Attributes, Experience and Skills:

As Founder, President and CEO since our inception in 1993, Mr. Simon has a demonstrated record of innovation, achievement and leadership. Mr. Simon brings to the Board more than 30 years of extensive experience in the global consumer packaged goods industry including brand marketing, commerce, operations and mergers, acquisitions and divestitures. Under his leadership the Company has completed over 55 acquisitions and strategic transactions. Mr. Simon provides the Board with unique perspectives and invaluable, in-depth knowledge of the Company, including strategic growth opportunities, personnel, relationships with key customers and suppliers around the world, competitive positioning, history, culture, and all other aspects of its operations. As President and CEO of a publicly traded company, Mr. Simon brings experience working with the investor community and financial institutions as well as capital markets expertise. In addition as a Founder and early pioneer, Mr. Simon is a recognized prominent visionary and leader in the organic and natural products industry with an in-depth knowledge among manufacturers, distributors and retailers across varying channels of distribution. Further, Mr. Simon’s prior employment experience and directorships bring him valuable insight into the global consumer packaged goods and educational industries, as well as the marketing and communications industry, including advertising, public relations branding, digital, social and event marketing and consumer insights.

Celeste A. Clark, Ph.D., Director

Age: 64 Director Since: 2017	Board Committees: • None

Celeste A. Clark has been a director since September 2017. She currently serves as adjunct professor at Michigan State University, East Lansing, Michigan in the Department of Food Science and Human Nutrition, where she has served in such position since January 2012. She has been the principal of Abraham Clark Consulting, LLC, a consulting firm, since November 2011 and consults on nutrition and health policy, regulatory affairs and leadership development. Dr. Clark previously served as a senior executive of Kellogg Company, a food manufacturing company, where she was a member of the Global Executive Management Team and had an accomplished career spanning nearly 35 years in the food industry. She was responsible for leading the development and implementation of health, nutrition and regulatory science initiatives and worked across 180 global markets to ensure consistency in approach and implementation within regulatory guidelines. In addition to nutrition, she also led and managed the global functions of corporate communications, public affairs, sustainability, philanthropy and several administrative areas while at Kellogg Company. Dr. Clark is currently a director of AAA Michigan, a travel, road service and insurance entity where she has served as the chairperson of the Nominating and Governance Committee since 2012 and a director of Omega Protein, Inc., a manufacturer of fish meal and fish oils, where she serves on the Nominating and Governance and Compensation Committees. Dr. Clark previously served as a director of Mead Johnson Nutrition Company, a pediatric nutrition company, beginning in 2011 until the acquisition of the company by Reckitt Benckiser plc, as a director of Diamond Foods, Inc., a leading branded snacks supplier, beginning in 2014 until the acquisition of the company by Synder’s-Lance, Inc. in 2016; and as a director at AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches, where she chaired the Nominating and Governance Committee, and served as a member of the Audit Committee.

Key Attributes, Experience and Skills:

Dr. Clark brings significant industry experience in various nutrition, consumer products, public policy, risk management and governance matters to our Board. She has served on a number of public company boards, which have provided her with a broad understanding of the operational, financial and strategic issues facing public companies.

12	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Andrew R. Heyer, Director

Age: 60 Director Since: 2012	Board Committees: • Audit (Chair)

Andrew R. Heyer has been a director since November 2012 and previously served as a director from November 1993 until November 2009. He currently serves as the lead independent director and is the chairperson of the Audit Committee. Mr. Heyer is the CEO and Founder of Mistral Equity Partners, a private equity fund. Prior to founding Mistral Equity Partners in 2007, from 2000 through 2007 he served as a Founding Managing Partner of Trimaran Capital Partners, L.L.C. Mr. Heyer was formerly a Vice Chairman of CIBC World Markets Corp. and co-head of CIBC Argosy Merchant Banking Funds. Prior to joining CIBC World Markets Corp. in 1995, Mr. Heyer was a founder and Managing Director of The Argosy Group L.P. Before Argosy, Mr. Heyer was a Managing Director at Drexel Burnham Lambert Incorporated, and previous to that, he worked at Shearman/American Express. Mr. Heyer currently serves as a director of Jamba, Inc. and Form Holdings. Mr. Heyer also serves as a member of the Executive Committee and Board of Trustees of the University of Pennsylvania and as Chair of the University of Pennsylvania Health System.

Key Attributes, Experience and Skills:

Mr. Heyer brings significant finance, investment, capital markets and consumer products experience to the Board. He has served on a number of public and private boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public and private companies. In addition, Mr. Heyer’s business, financial and investment experience in the consumer product and services industries makes him qualified for service on our Board.

R. Dean Hollis, Director

Age: 57 Director Since: 2017	Board Committees: • None

R. Dean Hollis has been a director since September 2017. He is a senior advisor for Oaktree Capital, a $100 billion world-wide private equity firm. Prior to 2008, Mr. Hollis was president and chief operating officer, ConAgra Foods, Consumer Foods and International. In that role, Mr. Hollis developed and executed a worldwide business transformation strategy, while overseeing the largest part of the ConAgra Foods portfolio, including its $12 billion consumer and customer branded businesses, consisting of over 40 global brands in 110 countries. During his 21 years with ConAgra Foods, he held many executive level positions, including Executive Vice President, Retail Products; President, Grocery Foods; President, Frozen Foods; President, Specialty Foods; and President, Gilardi Foods. Since October 2016, he has been a director and chairperson of the board of directors of SunOpta Inc., a world-wide leader in healthy foods, specializing in non-GMO and organic products. From 2008 until its recent sale to Tyson Foods, Mr. Hollis served as chairperson of the board of directors and on the Compensation Committee of AdvancePierre Foods Holdings, Inc., a producer and distributor of ready-to-eat sandwiches. Until its sale to Snyder’s-Lance Inc. in early 2016, he also served on the board of Diamond Foods, Inc. a leading branded snacks supplier, where he served on the Audit and Nominating and Governance Committees. Also, until its sale to Pinnacle Foods Inc. in January of 2016, Mr. Hollis served as chairperson of the board of directors and on the Audit committee of Boulder Brands, Inc. a leader and innovator in health and wellness foods. Until October 2015, he also served on the board of Landec Corporation, a developer and marketer of patented polymer products for food, agriculture and licensed partner applications, where he chaired the Compensation Committee.

Key Attributes, Experience and Skills:

As a result of the various positions he has held in the food industry, Mr. Hollis brings relevant operational experience to our Board. In addition, he has served on a number of public company boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

The Hain Celestial Group, Inc. 2017 Proxy Statement	13

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Shervin J. Korangy

Age: 42 Director Since: 2017	Board Committees: • None

Shervin J. Korangy has been a director since September 2017. Since April 2017, he has served as the Chief Financial Officer and Head of Strategy of Beaver-Visitec International (“BVI”), a Texas Pacific Group portfolio company that is a global developer, manufacturer and marketer of specialized surgical products. Prior to his role with BVI, Mr. Korangy served as a senior executive of Novartis Group AG, a diversified healthcare products company, until March 2017. During his more than six years at Novartis commencing in 2010, he served in various international capacities spanning strategy, M&A, integrations, sales & marketing and general management including the Global Head of Corporate Finance based in Switzerland, Business Unit Manager based in France and Managing Director based in the United Kingdom. Previously, he was a Managing Director at The Blackstone Group, an investment firm, which he joined in 1996. During his more than 14 years at Blackstone, he served both as an advisor in the Restructuring & Reorganization business (where he worked with companies in the telecom, manufacturing, retail and financial services industries) and as an investor in the Private Equity business (where he focused on the consumer products, financial services and packaging industries). Mr. Korangy has served on the board of directors of Motus GI, a manufacturer and marketer of medical device products for the gastroenterology, since April 2017 (and as chairperson of its Audit Committee), and as a senior advisor to Sight Sciences LLC, a provider of surgical and nonsurgical systems for use by ophthalmologists and optometrists, since June 2011. Mr. Korangy’s previous Board experience includes having served as a director of Pelican Rouge Group, a consumer coffee manufacturer and distributor, from 2014 to 2017 (and as chairperson of its Audit Committee), Pinnacle Foods Inc., a manufacturer, marketer and distributor of high-quality branded food products, from 2007 to 2009, Bayview Financial, a mortgage finance company, from 2008 to 2009, Ultra Music, a worldwide music media entity, from 2005 to 2010, and as a board observer for Graham Packaging, a leading designer and manufacturer of custom blow-molded plastic containers for consumer products.

Key Attributes, Experience and Skills:

Mr. Korangy’s position as the Chief Financial Officer and Head of Strategy at a global company, together with his significant financial and consumer packaged goods business experience, makes him a valuable addition to our Board of Directors. In addition to his strong financial expertise, the Company values his competencies in strategy, mergers and acquisitions, integration and general management.

Roger Meltzer, Director

Age: 66 Director Since: 2000	Board Committees: • None

Roger Meltzer has been a director since December 2000. Mr. Meltzer has practiced corporate and securities law for more than 40 years, representing clients in a range of finance transactions, including mergers, acquisitions and dispositions, public offerings and public and private placements of debt and equity securities. In February 2007, Mr. Meltzer joined the law firm of DLA Piper LLP (US) as a partner, Global Chair of the Corporate and Finance practice, and a member of the firm’s executive committee. Mr. Meltzer is now a member of the Global Board of DLA Piper, Co-Chair of DLA Piper LLP (Americas), and Global Co-Chair. Prior to February 2007, he was a partner and a member of the executive committee of the law firm of Cahill Gordon & Reindel LLP.

Key Attributes, Experience and Skills:

The Company values the significant legal and financial expertise Mr. Meltzer brings to the Board through his extensive experience in corporate and securities laws as well as board governance matters. As Global Co-Chair of DLA Piper, Mr. Meltzer has oversight of a global law firm with lawyers located in more than 40 countries and therefore brings a wealth of international experience to the Board. In addition, the Board values Mr. Meltzer’s experience as the Company continues to grow through strategic acquisitions. Finally, as the long-time legal advisor to the Company, Mr. Meltzer brings in-depth knowledge about the Company’s history to the Board.

14	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Adrianne Shapira

Age: 47 Director Since: 2014	Board Committees: • Audit and Compensation

Adrianne Shapira has been a director since November 2014 and is a member of the Audit Committee and Compensation Committee. Ms. Shapira is the Managing Director of Eurazeo Brands, an investment division of the global private equity firm, since August 2017. Ms. Shapira was previously the Chief Financial Officer of David Yurman Enterprises LLC, a designer jewelry company, from October 2012 to February 2016. From September 1999 to September 2012, Ms. Shapira was Managing Director at The Goldman Sachs Group, Inc., an investment banking firm, where she was an equity research analyst covering the discount, department store, dollar store, warehouse club, apparel manufacturer, luxury and grocery sectors. Prior to joining Goldman Sachs, Ms. Shapira worked as an equity analyst at Robertson Stephens, an investment banking firm, and Neuberger & Berman, an investment management company. Ms. Shapira currently serves as a director and a member of the audit committee and governance and nominating committee of Kohl’s Corporation, an American department store retail chain. Ms. Shapira also previously served as a director of Gilt Groupe, an online luxury flash-sale shopping website.

Key Attributes, Experience and Skills:

Ms. Shapira’s status as a former Chief Financial Officer of a luxury consumer products company, coupled with her significant experience as an equity analyst in sectors related to the Company’s business makes her a valuable addition to our Board of Directors. Ms. Shapira has strong financial expertise, as well a broad understanding of the consumer products industry. In addition, her experience in e-commerce is an asset to the Company’s Board, as the Company continues to expand distribution in this area.

Jack L. Sinclair, Director

Age: 57 Director Since: 2017	Board Committees: • None

Jack Sinclair has been a director since September 2017. He is a business executive who has spent his career working in the food retail industry in both Europe and the United States. Since August 2015, he has served as the chief merchandising officer of 99 Cents Only Stores LLC, a California-based dollar store operator. Prior to joining 99 Cents Only Stores LLC, he spent over seven years as a senior merchandising executive at Wal-Mart Stores, Inc. from December 2007 to April 2015. Previously Mr. Sinclair spent 15 years at Safeway PLC in the United Kingdom, where he held several senior management positions and served on its board of directors, a position he left after Safeway PLC’s 2004 merger with Wm Morrison Supermarkets plc.

Key Attributes, Experience and Skills:

Mr. Sinclair brings significant global retail industry experience to the Board. In addition, Mr. Sinclair’s various employment experiences bring him valuable insight into the broader consumer packaged goods industry, including merchandising, advertising, marketing and consumer insights.

Glenn W. Welling, Director

Age: 47 Director Since: 2017	Board Committees: • None

Glenn W. Welling has been a director since September 2017. Mr. Welling has been the Chief Investment Officer and Principal of Engaged Capital, LLC since its founding in 2012. Prior to founding Engaged Capital, Mr. Welling was a principal and managing director of research at Relational Investors, LLC, an investment fund, which he joined in July 2008 and was responsible for the research in the equity fund’s consumer, healthcare and utility group. From February 2002 to May 2008, Mr. Welling was a Managing Director of Credit Suisse Group AG, an investment bank, where he also served as the Head of the Investment Banking Department’s Advisory Business. Mr. Welling has been a member of the board of directors of TiVo Corporation, a provider of consumer media and entertainment products, since May 2015, where he also serves as chairperson of its Compensation Committee. Mr. Welling has been a member of the board of directors of Jamba, Inc., a leading restaurant retailer of better-for-you food and beverage offerings, since January 2015, where he also serves as the chairperson of its Compensation Committee and as a member of its Finance Committee. Mr. Welling has been a member of the board of directors of Medifast, Inc., a manufacturer and provider of weight-loss and healthy living products and programs, since June 2015, where he also serves as a member of its Audit, Compensation and Mergers & Acquisitions Committees.

The Hain Celestial Group, Inc. 2017 Proxy Statement	15

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Key Attributes, Experience and Skills:

Mr. Welling brings significant finance, investment and consumer products experience to the Board, which makes him a valuable contributor. In addition, he has served on a number of public boards, which have provided him with a broad understanding of the operational, financial and strategic issues facing public companies.

Dawn M. Zier, Director

Age: 52 Director Since: 2017	Board Committees: • None

Dawn M. Zier has been a director since September 2017. Since November 2012, Ms. Zier has served as the President and Chief Executive Officer of Nutrisystem, Inc., an innovative provider of weight loss programs offering a wide variety of home-delivered, nutritionally balanced meal plans, retail products and advanced digital tools. From April 2011 until November 2012, Ms. Zier served as the President of International at Reader’s Digest Association, Inc., a global media and direct marketing company. In February 2013, RDA Holdings, Co., the holding and parent of Reader’s Digest Association, filed voluntary petitions for reorganization relief pursuant to Chapter 11 of the United States Bankruptcy Code. In addition to being a member of Nutrisystem’s board of directors, Ms. Zier also serves on the board of directors for Spirit Airlines. Over the years, she has previously served on boards and chaired committees for multiple marketing and media entities, including the Data and Marketing Association’s (DMA) Board from 2008 to 2015, where she was a voting director and on the executive committee.

Key Attributes, Experience and Skills:

Ms. Zier is qualified to serve on our Board based on her extensive management leadership experience, which has provided her with significant knowledge of sound corporate governance practices. In addition, she has significant experience in the food industry and digital marketing, which makes her a valuable contributor to the Board.

Lawrence S. Zilavy, Director

Age: 66 Director Since: 2002	Board Committees: • Audit and Corporate Governance and Nominating (Chair)

Lawrence S. Zilavy has been a director since November 2002 and is the chairperson of the Corporate Governance and Nominating Committee and a member of the Audit Committee. Since September 2009, Mr. Zilavy has been employed by a private family investment and philanthropic office. From May 2006 until September 2009, Mr. Zilavy served as Senior Vice President of Barnes & Noble College Booksellers, Inc. Mr. Zilavy was Executive Vice President, Corporate Finance and Strategic Planning for Barnes & Noble, Inc. from May 2003 to November 2004 and was Chief Financial Officer of Barnes & Noble, Inc. from June 2002 through April 2003. Prior to joining Barnes & Noble, Inc., Mr. Zilavy worked as a banker for nearly 25 years. Mr. Zilavy is currently the lead director and a member of the audit committee and nominating and corporate governance committee of GameStop Corp. Mr. Zilavy also served as a director of Barnes & Noble, Inc. from 2006 to 2010.

Key Attributes, Experience and Skills:

Through his nearly 25 years of experience as a banker, coupled with his significant executive-level experience in a large retail company, Mr. Zilavy provides financial and operating expertise to the Board. In addition, Mr. Zilavy’s involvement on public company boards provides meaningful risk management insight and valuable governance skills, making him a valuable contributor to the Board.

16	The Hain Celestial Group, Inc. 2017 Proxy Statement

BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE

The Board of Directors

The stockholders of the Company elect the Board of Directors, whose primary responsibility is to foster the long-term health, overall success and financial condition of the Company, consistent with its fiduciary duty to our stockholders. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company. In addition, the Board has responsibility for establishing broad corporate policies and overseeing our direction, affairs and management.

Director Independence

A majority of the current Board, consisting of Mses. Clark, Shapira and Zier as well as Messrs. Berke, Heyer, Hollis, Kelly, Korangy, Meltzer, O’Neil, Sinclair, Welling and Zilavy, are “independent directors” as defined in the listing standards of the Nasdaq Global Select Market (“Nasdaq”). Mr. Simon was determined not to be independent because he is our President and CEO.

Board Meetings and Attendance

The Board typically holds regular meetings at least once every quarter and holds special meetings when necessary. During the 2017 fiscal year, the Board held twenty meetings. We expect directors to attend Board meetings, the Annual Meeting of Stockholders, and meetings of the committees on which they serve. All directors standing for re-election attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year. All of the directors standing for re-election who were also directors at our last Annual Meeting of Stockholders attended such meeting.

Board Leadership Structure

Our Corporate Governance Guidelines provide that the Board has no policy with respect to the need to separate or combine the offices of Chairman of the Board and CEO of the Company. The Board believes that stockholders are best served if the Board retains flexibility to decide what leadership structure works best for the Company based on the facts and circumstances existing from time to time. Mr. Simon currently serves as our Chairman of the Board, President and CEO. Mr. Simon has been our President and CEO and a director since our inception and is our Founder. As a result, Mr. Simon possesses a great depth of knowledge and experience regarding the Company, its business and the organic and natural products industry. Mr. Simon was appointed Chairman of the Board of Directors in April 2000. During his tenure as Chairman and CEO, Mr. Simon has consistently demonstrated that his service in this combined capacity has fostered timely and clear communication with both the Board and Company management regarding significant issues facing the Company, effective decision-making, clear accountability and efficient execution of business strategies and plans. The Board believes that, given the knowledge, experience and performance described above, it is in the best interests of the Company and its stockholders for Mr. Simon to continue to serve in a position that provides unified leadership and focus to both the Board and Company management, as well as a uniform voice to constituencies outside of the Company. Additionally, pursuant to Mr. Simon’s employment agreement, we have agreed that so long as he is a member of our Board he will serve as Chairman of the Board unless he and the Company determine otherwise. If he is not re-appointed as Chairman of the Board, he will be entitled to terminate his employment with the rights and entitlements available to him under his employment agreement as if his employment was terminated by him for good reason as defined therein.

Our current Lead Independent Director is Andrew R. Heyer. Mr. Heyer is an engaged and active director who is uniquely positioned to work collaboratively with Mr. Simon, while providing strong independent oversight. The Lead Independent Director is elected by a majority of independent directors to serve for a one-year term. The Board believes that the appointment of a strong Lead Independent Director and the use of regular executive sessions of the non-management and independent directors, along with the Board’s strong committee system and the independence of all directors except for Mr. Simon, allow it to maintain effective oversight of management.

The Hain Celestial Group, Inc. 2017 Proxy Statement	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management, and the Board’s role is to engage in informed oversight of, and provide direction with respect to, such risk management. In its oversight role regarding risk management, the Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and the strategic direction of the Company and reviews and approves the Company’s Annual Operating Plan. The Annual Operating Plan addresses, among other things, the risks and opportunities facing the Company. The Board receives regular updates regarding the Company’s progress against its Annual Operating Plan and reviews quarterly updates regarding the related risks and opportunities. The Board maintains control over significant transactions and decisions that require Board approval for certain corporate actions (including material acquisitions or divestitures).

The Board has delegated certain risk management oversight responsibilities to the Audit Committee and the Compensation Committee.

As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management the Company’s policies and guidelines regarding risk assessment and risk management as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control those exposures.

The Compensation Committee regularly reviews the risk and reward structure of executive compensation plans, policies and practices. Considered in this review are program attributes deemed to help mitigate risk, including: (i) the use of multiple performance measures, balanced between short- and long-term objectives; (ii) the Compensation Committee’s application of judgment when determining individual payouts; (iii) the presence of individual payout caps under plans and programs; and (iv) the Compensation Committee’s ability to clawback incentive compensation based on erroneous financial statements caused by misconduct. Based upon this review, the Compensation Committee believes that the Company’s compensation programs and policies are not likely to lead to excessive risk taking that could have a material adverse effect on the Company.

Executive Sessions

Independent directors meet in executive session at regularly scheduled meetings of the Board of Directors without any members of management present. Mr. Heyer, as the Lead Independent Director, presides over meetings of independent directors.

Director Elections

All directors stand for election annually and are elected by a majority of the votes cast. Voting is not cumulative.

18	The Hain Celestial Group, Inc. 2017 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Committees of the Board

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. All committee members of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are independent directors, as defined in the applicable rules for companies traded on Nasdaq. The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee, a current copy of which is available on our website at www.hain.com under Investor Relations-Corporate Governance. The members of the committees are identified in the table below:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Irwin D. Simon	—	—	—
Richard C. Berke	—	✓	✓
Celeste A. Clark	—	—	—
Andrew R. Heyer	Chair	—	—
R. Dean Hollis	—	—	—
Raymond W. Kelly	—	—	✓
Shervin J. Korangy	—	—	—
Roger Meltzer	—	—	—
Scott O’Neil	—	Chair	—
Adrianne Shapira	✓	✓	—
Jack Sinclair	—	—	—
Glenn W. Welling	—	—	—
Dawn Zier	—	—	—
Lawrence S. Zilavy	✓	—	Chair

The Audit Committee

The Audit Committee’s principal duties include appointing, retaining and terminating our registered independent accountants, overseeing the work of and evaluating the independence of the registered independent accountants, reviewing with the registered independent accountants their reports as well as oversight responsibilities with respect to our financial statements, disclosure practices, accounting policies, procedures and internal controls and oversees the qualifications, independence and performance of the Company’s internal audit function.

Our Audit Committee is composed of Ms. Shapira and Messrs. Heyer and Zilavy, with Mr. Heyer acting as chairperson. The Board has determined that each member of the Audit Committee (1) is “independent” as defined by applicable SEC rules and the listing standards of Nasdaq, (2) has not participated in the preparation of our financial statements or those of any of our current subsidiaries at any time during the past three years and (3) is able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, the Board has determined that each of Ms. Shapira and Messrs. Heyer and Zilavy is an “audit committee financial expert” as defined by applicable SEC rules. Audit Committee members are not permitted to serve on the audit committees of more than two other public companies. During fiscal year 2017, our Audit Committee held twenty-four meetings. See “Report of the Audit Committee.”

The Compensation Committee

The Compensation Committee’s duties include reviewing our compensation strategy on an annual basis to ensure that such strategy supports our objectives and stockholder interests and that executive officers are rewarded in a manner consistent with such strategy. The Compensation Committee is also responsible for, among other things, reviewing and approving annual and long-term performance measures relevant to executive officer compensation, evaluating the performance of the executive officers in light of these goals and objectives, approving the annual and long-term compensation awards for our executive officers, recommending to the independent members of the Board for their approval the form and amount of equity awards to be made to our executive officers, and reviewing and assessing the management succession plan for the CEO and other executive officers.

The Hain Celestial Group, Inc. 2017 Proxy Statement	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Compensation Committee is composed of Ms. Shapira and Messrs. Berke and O’Neil, with Mr. O’Neil acting as chairperson. The Board has determined that each member of the Compensation Committee is “independent” as defined by the listing standards of Nasdaq. During fiscal year 2017, the Compensation Committee held two meetings in addition to numerous informal conference calls among committee members. There were fewer formal meetings in fiscal year 2017 due to the accounting review and the delay in our annual and quarterly filings with the SEC. Upon the filing of the delayed reports, the Compensation Committee held several meetings in order to finalize the 2017-2019 LTIP and other 2017 related compensation decisions.

Our Compensation Committee is authorized to engage an independent compensation consultant with respect to executive and director compensation matters. In 2017, the Committee engaged Aon Hewitt to conduct a peer group review, provide executive compensation market data and to review the Compensation Discussion & Analysis section of the Proxy statement.

The Compensation Committee believes that there was no conflict of interest between Aon Hewitt and the Company during fiscal year 2017. In reaching this conclusion, the Compensation Committee considered the factors set forth in the SEC rule regarding compensation advisor independence. Specifically, the Compensation Committee has analyzed whether the work of Aon Hewitt as compensation consultant raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by the consultant; (ii) the amount of fees from the Company paid to the consultant as a percentage of the consultant’s total revenue; (iii) the policies and procedures of the consultant that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the consultant or the individual compensation advisors employed by the consultant with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any stock of the Company owned by the consultant or the individual compensation advisors employed by the consultant.

The Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee’s duties include, among other things, identifying individuals qualified to serve on the Board, recommending to the Board persons to be nominated for election as directors at the Annual Meeting of Stockholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board, identifying and recommending members of the Board to serve on each Board committee and to serve as chairman thereof, reviewing, on an annual basis, the charters of the committees of the Board and the Company’s Corporate Governance Guidelines and recommending any changes to the Board, and overseeing the evaluation by the Board of itself and its committees.

Our Corporate Governance and Nominating Committee is composed of Messrs. Berke, Kelly and Zilavy, with Mr. Zilavy acting as chairperson. The Board has determined that each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq. During fiscal year 2017, the Corporate Governance and Nominating Committee held six meetings.

Director Nominations

When considering potential director nominees, the Corporate Governance and Nominating Committee reviews desired experience, skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board. In addition to these minimum requirements, the Corporate Governance and Nominating Committee evaluates director candidates based on a number of qualifications, including displayed ethical standards, integrity, sound business judgment and a willingness to devote adequate time to Board duties. Although we do not have a formal policy regarding diversity, the Corporate Governance and Nominating Committee seeks to include members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. Consistent with past practices, the Board is committed to a strong and diverse membership and to a thorough process to identify those individuals who can best contribute to the Company’s continued success.

The Board of Directors and the Corporate Governance and Nominating Committee begin the process of identifying and evaluating director nominees by seeking recommendations from a wide variety of contacts, including current executive officers and directors, and industry, academic and community leaders. The Board or the Corporate Governance and Nominating Committee may retain a search firm to identify and screen candidates, conduct background checks, prepare biographies for review by the Corporate Governance and Nominating Committee and the Board and assist in scheduling interviews. The Corporate Governance and Nominating Committee and one or more of our other directors will interview candidates, and the Corporate Governance and Nominating Committee selects nominees that best suit our needs.

The Corporate Governance and Nominating Committee’s charter provides that the committee shall consider written proposals for director nominees from stockholders in accordance with our Corporate Governance Guidelines and our By-Laws. The committee will consider candidates recommended by stockholders, and a stockholder wishing to submit a recommendation should send a letter to our Corporate Secretary at The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Director Nominee Recommendation” and, in order to be considered for the 2018 Annual Meeting of Stockholders, must be received by us no later than [                    ].

20	The Hain Celestial Group, Inc. 2017 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The letter must identify the author as a stockholder, demonstrate evidence of ownership, provide a complete listing of the candidate’s qualifications to serve on the Board, the candidate’s current principal occupation, most recent five-year employment history, current directorships and a statement that the proposed nominee has consented to the nomination, as well as contact information for both the candidate and the author of the letter. If stockholders approve Proposal No. 2 and/or Proposal No. 3, additional requirements may apply to such nominations. For more information regarding stockholder communications with our Board of Directors, see “Stockholder Proposals and Other Communications.”

With respect to our director nominees standing for election for the first time at the 2017 Annual Meeting, each of Dr. Celeste A. Clark, R. Dean Hollis, Shervin J. Korangy, Jack L. Sinclair, Glenn W. Welling and Dawn M. Zier was appointed to the Board in connection with the Cooperation Agreement described above.

Website Access to Corporate Governance Documents

We have adopted a “Code of Ethics”, as defined in the regulations of the SEC, which applies to all of our directors and employees, including our principal executive officer and principal financial officer. Copies of the charters for the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, as well as the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, are available free of charge on our website at www.hain.com or by writing to Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any of our other filings made with the SEC.

Compensation of Directors

Each year, our Board of Directors and the Compensation Committee of the Board review and determine compensation for our non-employee directors. The Compensation Committee and our Board believe that compensation should fairly compensate non-employee directors for work required in a company of our size and scope. Mr. Simon did not receive any compensation for his Board service. As detailed below, our non-employee directors are eligible to receive cash compensation as well as restricted stock.

2017 Director Compensation

Name	Fees Earned or Paid in Cash (1)	Stock Awards (6)	Total
Richard C. Berke	$63,000	$0	$63,000
Andrew R. Heyer (2)(3)	$198,000	$178,172	$376,172
Raymond W. Kelly	$58,000	$0	$58,000
Roger Meltzer (4)	$153,000	$101,832	$254,832
Scott O’Neil	$68,000	$0	$68,000
Adrianne Shapira (5)	$125,500	$63,628	$189,128
Lawrence S. Zilavy (5)	$130,500	$63,628	$194,128

(1)

On November 19, 2015, the Compensation Committee determined that each non-employee director will continue to receive cash compensation of $53,000 per annum. In addition, the chairperson of the Audit Committee will receive additional cash compensation of $20,000 per annum, the chairperson of the Compensation Committee will receive additional cash compensation of $15,000 per annum, the chairperson of the Corporate Governance and Nominating Committee will receive additional cash compensation of $10,000 per annum, and each committee member, excluding the chairperson, will receive additional cash compensation of $5,000 per annum for their increased responsibilities.

(2)

On June 20, 2017, the Board approved a one-time award of cash compensation in the amount of $125,000 and a grant of 3,784 shares of restricted common stock to Mr. Heyer for his extraordinary service as the chairperson of the Audit Committee in connection with the Company’s accounting review. These shares will vest annually in equal installments over three years. The grant date fair value of this award computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 was $127,256. Please see Note 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for more information.

The Hain Celestial Group, Inc. 2017 Proxy Statement	21

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

(3)

On June 20, 2017, the Board approved a grant of 1,514 shares of restricted common stock to Mr. Heyer for his service as lead independent director. These shares will vest annually in equal installments over three years. The grant date fair value of this award computed in accordance with ASC Topic 718 was $50,916. Please see Note 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for more information.

(4)

On June 20, 2017, the Board approved a one-time award of cash compensation in the amount of $100,000 and a grant of 3,028 shares of restricted common stock to Mr. Meltzer in connection with his efforts in assisting with the Company’s remediation efforts. These shares will vest annually in equal installments over three years. The grant date fair value of this award computed in accordance with ASC Topic 718 was $101,832. Please see Note 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for more information.

(5)

On June 20, 2017, the Board approved a one-time award of cash compensation in the amount of $62,500 and a grant of 1,892 shares of restricted common stock to each of Ms. Shapira and Mr. Zilavy for their service as members of the Audit Committee in connection with the Company’s accounting review. These shares will vest annually in equal installments over three years. The grant date fair value of these awards computed in accordance with ASC Topic 718 was $63,628. Please see Note 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for more information.

(6)	The following table shows the aggregate number of stock awards outstanding for each director as of June 30, 2017:

Name	Unvested Restricted Common Stock
Richard C. Berke	3853
Andrew R. Heyer	9151
Raymond W. Kelly	2753
Roger Meltzer	6881
Scott O’Neil	3853
Adrianne Shapira	5745
Lawrence S. Zilavy	5745

Dr. Celeste A. Clark, R. Dean Hollis, Shervin J. Korangy, Jack L. Sinclair, Glenn W. Welling and Dawn M. Zier are not reflected in the above table as they were not appointed as directors until after the fiscal year ended.

Director Stock Ownership Guidelines

The Board strongly believes that the directors should have a meaningful ownership interest in the Company and, to that end, has implemented stock ownership guidelines for our directors. The ownership guidelines require directors to own, at a minimum, the value of five times the annual cash compensation (excluding additional cash compensation to committee chairpersons and members) in shares of Hain Celestial common stock within the later of five years after a director is first elected to the Board or five years after the implementation of the guidelines. All directors are currently in compliance with the guidelines or are expected to meet the stock ownership guidelines within the five-year period.

22	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT ADVANCE NOTICE PROCEDURES FOR STOCKHOLDER PROPOSALS

The Board of Directors recommends approval of an amendment to Article II of the Company’s Amended and Restated By-Laws (“By-Laws”) that would establish procedures for advance notice of director nominations and other proposals at annual meetings of stockholders.

Our By-Laws do not currently contain provisions that set forth the procedural requirements for a stockholder to propose business at stockholder meetings or nominate a candidate for election to the Board of Directors. While Rule 14a-8 under the Exchange Act of 1934 (“Rule 14a-8”) requires a stockholder to notify a public company within a specified period of time prior to a meeting of stockholders if the stockholder seeks to include a proposal in the company’s proxy statement, SEC rules do not otherwise prohibit a stockholder from bringing unexpected business before the meeting in person. In this regard, stockholders are not required to provide the Company or other stockholders any advance notice of their intention to submit proposals outside the processes of Rule 14a-8, nor are stockholders required to provide any information regarding their holdings of the Company’s stock or their interests in such proposals. As a result, the Company and its stockholders might not have enough time, or the necessary information, to make an informed judgment about how to vote on such proposals. The proposed advance notice amendment, therefore, is intended to promote transparency and provide for an orderly annual meeting process without materially diminishing stockholder rights.

Description of Advance Notice Amendment

The following description is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendment, which is attached to this proxy statement as Annex A. We urge you to read Annex A in its entirety before casting your vote.

Timing of Notice

The proposed amendment provides that, if a stockholder intends to propose business at an annual meeting of stockholders, the stockholder must deliver notice to the Secretary of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting of stockholders. If, however, the date of the annual meeting of stockholders is more than 30 days before or more than 60 days after the first anniversary of the previous year’s annual meeting, or if an annual meeting was not held in the preceding year, such notice must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made.

Such notice would give the Company time to consider the proposal and to determine whether to include appropriate information regarding the matter in our proxy materials. Stockholders also would benefit from the adoption of this advance notice provision because it would allow the Company to supply such information to stockholders, and stockholders would have additional time to decide how they would like to vote on the proposal. In addition, by adopting the proposed advance notice provision, no “surprise” proposals would be raised at annual meetings of stockholders, thereby enhancing meeting efficiency.

Disclosure Requirements

Furthermore, the proposed amendment includes certain disclosure requirements for proposals submitted outside the processes of Rule 14a-8, which are intended to provide the Company and its stockholders with sufficient information to make an informed decision on the proposal. These disclosure requirements include, among other things, a description of:

•

the business desired to be brought before the meeting, the text of the proposal or business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	the number of shares of the Company that are owned of record or beneficially by the proponent stockholder;

•

any derivative, swap or other transactions engaged in by the holder, the purpose or effect of which is (1) to transfer to or from any proponent stockholder, in whole or in part, any of the economic consequences of ownership of any security of the

The Hain Celestial Group, Inc. 2017 Proxy Statement	23

PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT ADVANCE NOTICE PROCEDURES FOR STOCKHOLDER PROPOSALS

Company, (2) to increase or decrease the voting power of any proponent stockholder with respect to shares of any class or series of stock of the Company and/or (3) to provide any proponent stockholder, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Company;

•

any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Company between or among the proponent stockholder, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with such persons; and

•

with respect to nominees submitted for election to the Board of Directors, (1) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Company that has not been disclosed to the Company; and (2) any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director.

These disclosures would give the stockholders and the Company the information needed to evaluate the proposal or nomination, as applicable, and to assess the interests of the proponent stockholder in making the proposal or nomination. The disclosures also would allow stockholders to make an informed decision about how to vote on the proposal.

Effectiveness

If the proposed amendment to the By-Laws to implement advance notice is approved, it will become effective immediately and will apply to proposals submitted at the next annual meeting of stockholders.

The proposed By-Law amendment is attached to this proxy statement as Annex A.

✓	The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s By-Laws to implement advance notice.

24	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT PROXY ACCESS

The Board of Directors recommends approval of an amendment to Article II of the Company’s By-Laws that would provide for “proxy access”. At the last Annual Meeting of Stockholders of the Company, the Company’s stockholders approved a stockholder proposal that recommended that the Board adopt, and present to stockholders for approval, a proxy access provision for inclusion in the By-Laws. The Board believes that the implementation of proxy access in the manner set forth in this proposal will provide meaningful rights to our stockholders while ensuring the rights are used by stockholders in a responsible manner.

Description of the Proxy Access Amendment

The following description is only a summary and is qualified in its entirety by reference to the complete text of the proposed amendment, which is attached to this proxy statement as Annex B. We urge you to read Annex B in its entirety before casting your vote.

Stockholder Eligibility to Nominate Directors

Any stockholder or group of up to 20 stockholders that has maintained ownership of 3% or more of the Company’s shares continuously for at least three years would be permitted to include a specified number of director nominees in the Company’s proxy materials for an annual meeting.

Calculation of Qualifying Ownership

In order to ensure that the interests of stockholders seeking to include candidates in the Company’s proxy materials are aligned with those of other stockholders, a stockholder would be deemed to own only those shares of the Company as to which the stockholder possesses both (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The following shares would not count as “owned” shares for purposes of determining whether the ownership threshold has been met:

•	shares sold by a person or any of its affiliates in any transaction that has not been settled or closed;

•	shares that a person or any of its affiliates borrowed or purchased pursuant to an agreement to resell; and

•

shares subject to any derivative instrument or similar agreement in respect of the Company’s shares, which instrument or agreement has the purpose or effect of (1) reducing the person’s or affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering the gain or loss arising from the full economic ownership of such person’s or affiliates’ shares.

A stockholder will be deemed to “own” shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares will also be deemed to continue during any period in which such person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice.

Number of Stockholder-Nominated Candidates

The maximum number of candidates nominated by all eligible stockholders that the Company would be required to include in its proxy materials cannot exceed the greater of two nominees or 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered to the Company. Any candidate who is either subsequently withdrawn, disqualified or included by the Board in the Company’s proxy materials as a Board-nominated candidate would be counted against the nominee limit.

In addition, directors that the Board nominates for reelection that were previously elected pursuant to the Company’s proxy access or advance notice provisions, in each case, with respect to either of the preceding two annual meetings, would be counted against the nominee limit.

The Hain Celestial Group, Inc. 2017 Proxy Statement	25

PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT PROXY ACCESS

Procedure for Electing Candidates if Nominee Limit is Exceeded

Any stockholder or group of stockholders that submits more than one candidate for inclusion in the Company’s proxy materials would be required to rank its candidates. If the number of candidates exceeds the nominee limit, the highest ranking eligible candidate from each stockholder or group of stockholders will be included in the Company’s proxy materials until the limit is reached, beginning with the stockholder or group of stockholders with the largest number of shares.

Nominating Procedures

In order to provide adequate time to assess stockholder-nominated candidates, requests to include such candidates in the Company’s proxy materials must be received no earlier than 150 days and no later than 120 days before the first anniversary of the date that the Company mailed its proxy statement for the prior year’s annual meeting of stockholders. If, however, an annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which a public announcement of the date of the annual meeting is first made.

Information Required by All Nominating Stockholders

Each stockholder seeking to include a candidate in the Company’s proxy materials would be required to provide certain information to the Company, including but not limited to:

•	verification of, and information regarding, the stock ownership of the stockholder;

•	information regarding each candidate, including biographical and stock ownership information;

•

in the case of a nomination by a group of stockholders, the designation by all group members of one specified group member that is authorized to act on behalf of all group members with respect to the nomination and all related matters; and

•	a copy of the Schedule 14N filed by the stockholder(s) with the SEC.

Stockholders and candidates, as applicable, would also be required to make certain representations to, and agreements with, the Company, including but not limited to:

•	representation that such person does not have any intent to change or influence control of the Company;

•	representation that such stockholder will maintain qualifying ownership through the date of the applicable annual meeting and for at least one year following the annual meeting;

•	agreement to refrain from soliciting in support of the election of any individual as a director other than its candidate(s) or a nominee of the Board; and

•

agreement to comply with applicable laws and Company policies and assume liability arising out of the communications with the Company and its stockholders and indemnify the Company and its directors and officers for liability arising from or relating to the nomination.

Exclusion of Stockholder Nominees

The Company would not be required to include a candidate in the Company’s proxy materials if, among other things:

•	any stockholder nominates a person for election pursuant to the advance notice provisions of the Company’s By-Laws;

•

the election of the candidate would cause the Company to violate its By-Laws, Certificate of Incorporation or any applicable law, rule or regulation, including the rules and listing standards of the principal exchange upon which the Company’s shares are listed; or

•

the candidate was nominated for election to the Board at one of the Company’s preceding two annual meetings and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote.

Supporting Statement

Stockholders would be permitted to include in the Company’s proxy statement for the applicable annual meeting a written statement of up to 500 words in support of the election of the candidate.

26	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE COMPANY’S BY-LAWS TO IMPLEMENT PROXY ACCESS

Effectiveness

If the proposed amendment to the By-Laws to implement proxy access is approved, it will become effective immediately, and proxy access will be available for the next annual meeting of stockholders.

The proposed By-Law amendment is attached to this proxy statement as Annex B.

✓	The Board of Directors unanimously recommends that you vote “FOR” the amendment to the Company’s By-Laws to implement proxy access.

The Hain Celestial Group, Inc. 2017 Proxy Statement	27

MANAGEMENT

Executive Officers

The following information describes the background and business experience of our executive officers other than Mr. Simon, whose information is set forth under “Proposal No. 1 – Election of Directors”.

James M. Langrock, Executive Vice President and Chief Financial Officer (effective June 23, 2017)

Age: 52

Mr. Langrock was appointed Executive Vice President and Chief Financial Officer in June 2017. Prior to his appointment, Mr. Langrock served as Senior Vice President, Finance and Treasurer of the Company from November 2015 to June 2017. Prior to that, from 2008 until joining the Company in November 2015, Mr. Langrock served as Executive Vice President and Chief Financial Officer of Monster Worldwide, Inc., a multi-national global online recruiting solutions company, where he oversaw all financial operations of the company, including budgeting, cost savings initiatives, mergers and acquisitions and divestitures. Previously, Mr. Langrock served in senior finance positions at Motorola, Inc., including Chief Financial Officer of Motorola’s Enterprise Mobility Division subsequent to Motorola’s acquisition of Symbol Technologies, Symbol Technologies, where he served as Head of Internal Audit and Chief Accounting Officer, as well as a Senior Manager at Arthur Andersen LLP.

Denise M. Faltischek, Executive Vice President and General Counsel, Corporate Secretary

Age: 44

Ms. Faltischek serves as our Executive Vice President and General Counsel, Corporate Secretary. In this role she oversees all legal affairs of the Company as well as the quality assurance, regulatory, customer care and sustainability functions. Ms. Faltischek was appointed Executive Vice President and General Counsel, Chief Compliance Officer in November 2013. In addition, she was appointed as Corporate Secretary in January 2015. Prior to her appointment, she served as Senior Vice President and General Counsel from October 2010 to November 2013, General Counsel from October 2009 to October 2010, Senior Associate General Counsel from April 2009 until October 2009 and Associate General Counsel from July 2005 until April 2009. Prior to her employment with the Company, she was with the law firm of Ruskin Moscou Faltischek, P.C., where she practiced corporate and securities law.

Gary W. Tickle, Chief Executive Officer, North America (effective March 6, 2017)

Age: 52

Mr. Tickle was appointed Chief Executive Officer, Hain Celestial North America in March 2017. Prior to his appointment, Mr. Tickle served as Chief Operating Officer, Hain Celestial United States from September 2016 to March 2017. Prior to joining Hain Celestial in September 2016, Mr. Tickle worked at Nestle Group for over 25 years in a series of roles of increasing responsibility, with diverse geographic and operational focus. These include his most recent appointment as President and Chief Executive Officer of Nestle Nutrition North America from 2014 to July 2016 and prior to that, he served as Global Head of the Strategic Business Unit for Infant Nutrition, Regional Business Head for Nutrition in South Asia, CEO of Nestle New Zealand and held roles as CFO with Nestle Peters Ice Cream, Manufacturing Financial Controller with Nestle Rowntree Australia and roles in supply chain management. He has worked across multiple categories including coffee, culinary, confectionery, foodservice, ice cream, dairy and infant nutrition.

John Carroll, Chief Executive Officer, Hain Celestial North America (through March 6, 2017)

Age: 56

Mr. Carroll was appointed Executive Vice President, Global Brands, Categories and New Business Ventures in March of 2017. Prior to such appointment, Mr. Carroll served as Executive Vice President and CEO – Hain Celestial North America from February 2015 to March 2017 and was appointed Executive Vice President and CEO – Hain Celestial United States in May 2008.

Pasquale Conte, Executive Vice President and Chief Financial Officer (departure June 22, 2017)

Age: 54

Mr. Conte was appointed Executive Vice President and Chief Financial Officer in September 2015 and served in that capacity until June 2017. Prior to his appointment, he served as Senior Vice President, Finance and Treasurer from October 2014 to September 2015, and Vice President and Treasurer from July 2009 to October 2014. Mr. Conte, a Certified Public Accountant, previously worked at Colgate-Palmolive Company, NYNEX Corporation and Arthur Andersen, LLP.

28	The Hain Celestial Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Over the last 24 years, Hain Celestial has offered authentic, high-quality, and mission-driven brands within the organic, natural and better-for-you products industry that increasingly resonates with today’s global consumer. We operate in an ever changing environment for food manufacturers and retailers and what has made us so successful and what will drive our continued success in the future is our ability to evolve our business as we grow our better-for-you brands, expand relationships with new and existing customers and attract new consumers. During fiscal year 2016, we commenced a strategic review of our business to best position Hain Celestial for the future. We identified substantial cost savings opportunities and developed seven core product platforms around Project Terra, our strategic plan, to drive growth through streamlining our operations, improving efficiencies and building brand awareness, which we expect to fuel our growth and enhance shareholder value. As a result of the foundation established during fiscal year 2016, in fiscal year 2017 Hain Celestial went through a significant business and organizational transformation. We made significant progress to build upon our strategic plan, identifying substantial cost savings initiatives globally, began to further invest in top brands and capabilities to fuel growth around the world while enhancing customer-centric, go-to-market initiatives and fueling innovation to improve our performance, and completed an inventory realignment with the most comprehensive product rationalization in the Company’s history. At the same time recruiting, retaining and engaging executive talent remains critical, and we have established a strong leadership team across our organization, adding deep consumer and operating expertise, to drive the execution of our strategic plan creating long-term growth and profitability. Our team is energized and focused on the continued execution of our strategic initiatives as we position our business for long-term growth, success and enhanced shareholder value. These efforts, combined with our strong balance sheet and our meaningful cash flow generation support our Four-Point Strategic Plan, as discussed below.

This Compensation Discussion and Analysis (“CD&A”) explains our overall compensation philosophy and our stockholder engagement initiatives, describes the material components of our executive compensation programs and details the determinations made by the Compensation Committee for the compensation awarded in the Company’s fiscal year ended June 30, 2017 to the following named executive officers (“NEOs”), as applicable:

Executive	Position
Irwin D. Simon	Founder, President, Chief Executive Officer and Chairman of the Board
James M. Langrock	Executive Vice President and Chief Financial Officer (effective June 23, 2017)
Denise M. Faltischek	Executive Vice President and General Counsel, Corporate Secretary
Gary W. Tickle	Chief Executive Officer, North America (effective March 6, 2017)
John Carroll	Executive Vice President and Chief Executive Officer – Hain Celestial North America (through March 6, 2017)
Pasquale Conte	Executive Vice President and Chief Financial Officer (departure June 22, 2017)

Executive Summary

Our mission and operating strategy require that our compensation philosophy recognizes both near-term financial and operational success as well as decision-making that supports long-term value growth. For these reasons, the Company’s executive compensation program has been designed to incentivize both near-term and long-term objectives by providing NEOs with both annual incentive and long-term incentive award opportunities. Demonstrating its thoughtful and complete approach, the Compensation Committee evaluates on at least an annual basis, the Company’s executive compensation practices to ensure that they are designed to drive both short-term and long-term growth initiatives and are aligned with the performance of our business and the interests of our stockholders.

We believe that a significant portion of our executive compensation should be dependent on the continued growth and success of our Company so that our NEOs have even stronger motivation to work towards the long-term interests of our stockholders. Accordingly, a significant portion of executive compensation is designed to be “at risk”, and therefore, a significant portion of the compensation of our NEOs is annual and long-term incentive compensation, which is dependent on achieving performance goals.

In fiscal year 2016, despite achieving over 10% growth in net sales and a nearly 10% increase in gross profits compared to fiscal 2015, we made difficult compensation decisions, as evidenced by the Compensation Committee’s decision to make no awards to our NEOs under the 2016 Annual Incentive Plan and to make no additional performance-based awards in connection with the 2015-2016 LTIP (as defined below). We made these decisions as a result of our failure to meet other financial targets and because we take seriously the alignment of our interests with the interests of our stockholders and the importance of rewarding

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EXECUTIVE COMPENSATION

strong performance over the long term. Further, we have implemented sustainable long-term-focused non-financial measures into our compensation decisions which we believe will further align pay with performance.

In fiscal year 2017, we identified and executed a number of strategic initiatives and put in place building blocks to help drive our next phase of growth. These initiatives, which form our Four-Point Strategic Plan, are to: (1) Invest in Top Brands and Capabilities to Grow Globally, (2) Expand Project Terra Cost Savings, (3) Enhance the Leadership Team to Deliver our Strategic Plan and (4) Return Capital to Shareholders. In addition, the Company went through a significant business and organizational transformation as we worked to improve our financial results and focused on driving improvements in almost every aspect of our business. In the fourth quarter of 2017, we began to see the results. In fiscal year 2017, the Company net sales were $2.9 billion, a 1% decrease on a GAAP basis and up 3% on a constant currency basis compared to fiscal year 2016 net sales while Hain Celestial United States returned to growth in the fourth quarter.

Response to Say on Pay Vote

At our 2014 Annual Meeting of Stockholders, 50.5% of the votes cast supported our 2014 Say-on-Pay resolution, and at our 2015 Annual Meeting of Stockholders, only 41% of the votes cast supported our 2015 Say-on-Pay resolution. Following the response at our 2014 Annual Meeting and, at the direction of our Compensation Committee, we launched a formal and comprehensive stockholder engagement initiative. In response to the feedback received from our stockholders during this initiative, our Compensation Committee made substantive changes to our executive compensation programs. As a result of the internal accounting review and the delay in our filings with the SEC, the Company was subject to a quiet period during the course of fiscal years 2016 and 2017, which restricted the Company from engaging in discussions regarding the Company including its governance and therefore, limited our stockholder engagement during this time. However, this did not impede the Company from effectuating both compensation and corporate governance improvements during this period as the Company was able to draw upon the previous feedback it received from stockholders.

As part of our stockholder engagement effort, we contacted our 50 largest stockholders, who collectively held more than 66% of our issued and outstanding common stock, and offered to discuss and obtain feedback on our compensation programs, corporate governance and any other matters of interest. We ultimately had discussions with stockholders representing approximately 46% of our issued and outstanding common stock. These discussions were held with our Senior Vice President, Corporate Relations, our Senior Vice President, Human Resources, our Executive Vice President and General Counsel and our Associate General Counsel and, in certain instances, by the chairperson of our Compensation Committee. This effort supplemented the ongoing communications and meetings that we hold with our investors throughout the fiscal year and focused on executive compensation and corporate governance matters. Our goal was to understand better the concerns of our stockholders with respect to executive compensation and corporate governance so that we could develop and implement a plan to address these concerns. The feedback received was presented to our Compensation Committee. Stockholders were generally pleased with our business results and provided us with their concerns regarding our executive compensation plan design and practices. During those discussions, we heard several recurring themes that caused us to take the following compensation and governance actions:

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

Net revenue and EBITDA were duplicative performance metrics in both the annual and long-term incentive plans	Adopted a different performance measure, relative total stockholder return (“Relative TSR”), for the long-term incentive plan Eliminated EBITDA as a performance measure in the long-term incentive plan	Provides stockholders with another basis on which to evaluate the Company’s performance	2016-2018 Long-Term Incentive Plan (adopted in late calendar year 2015)

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EXECUTIVE COMPENSATION

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

The Company should consider adopting a performance measure that is relative so that stockholders can better evaluate the Company’s performance against its peers.	Adopted Relative TSR as one of the measures for the long-term incentive plan	Provides stockholders with the ability to evaluate the Company’s performance against a predetermined peer group	2016-2018 Long-Term Incentive Plan

The Company should consider increasing the performance period under the long-term incentive plan from two years to three years	Increased the performance period under the long-term incentive plan to three years	Incentivizes long-term growth	2016-2018 Long-Term Incentive Plan

The Company should further align pay and performance	Eliminated the time-based vesting portion of the long-term incentive award (25% of award)	All awards under the long- term incentive plan are 100% performance-based thereby increasing stockholder alignment	2016-2018 Long-Term Incentive Plan

The Company should consider eliminating the use of a CEO Founder Peer Group	We are now using a single compensation peer group for all executive compensation decisions	Provides for clearer and more concise information	2016

The Board of Directors should consider appointing a lead independent director	The Board of Directors appointed a lead independent director	The lead independent director provides leadership to the independent directors and advises the Board of Directors on matters where there may be an actual or perceived conflict of interest	May 2017

Proxy access is a right that is important to stockholders

The Board of Directors supported a stockholder proposal for proxy access in the 2015 proxy statement

Based on the majority of our stockholders casting votes in support of such proposal, the Board of Directors approved a Bylaw amendment implementing proxy access to be submitted for stockholder approval

		Provides stockholders meeting certain requirements the right to nominate candidates for election to our Board and have their nominees included in our proxy statement	After our 2017 Annual Meeting, assuming stockholders approval is received

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EXECUTIVE COMPENSATION

WHAT WE HEARD	WHAT WE HAVE DONE IN RESPONSE	INTENDED OUTCOME	WHEN EFFECTIVE

The financial performance measures in the annual incentive plans should be weighted more than the non-financial performance measures	The financial performance measures in the annual incentive plans are weighted at 75% of the target award	Financial performance measures have greater significance in the annual incentive plan and the award is based on more objective measures	Fiscal Year 2018

The Company has resumed its stockholder engagement program and has had discussions with stockholders representing over 60% of our issued and outstanding common stock.

Executive Compensation Practices at a Glance

What We Do ✓		What We Do NOT Do ✗
✓	DO align annual incentive pay and performance by linking 100% of annual incentive compensation to the achievement of a balanced mix of quantitative and qualitative, at-risk performance hurdles tied to Company strategic objectives	✗	NO guaranteed cash incentives, equity compensation or salary increases for NEOs
✓	DO align long-term incentive pay and performance by linking 100% of long-term compensation to the achievement of quantitative, at-risk performance hurdles tied to the Company’s long-term strategic objectives and relative TSR performance	✗	NO executive pension or executive retirement plans for any of our NEOs
✓	DO promote executive officer retention by increasing the vesting period for any time-based restricted stock to three year pro rata vesting (increased from two-year vesting)	✗	NO compensation or incentives that encourage unnecessary or excessive risk taking
✓	DO strive to award incentive compensation to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”)	✗	NO tax gross ups for our CEO or any executive officer entering into a change in control agreement since 2009
✓	DO cap payouts for awards under our Annual Incentive Award Plan and LTIP	✗	NO pledging of any of our securities (adopted Anti-Pledging Policy)
✓	DO maintain rigorous stock ownership guidelines (6x base salary for the CEO, 3x base salary for Executive Vice Presidents, 2x base salary for other executive officers and segment leaders, 1x base salary for all other LTIP participants and 5x annual cash compensation (excluding additional cash compensation to committee chairpersons and members) for non-employee directors)	✗	NO hedging or derivative transactions involving our securities (adopted Anti-Hedging Policy)
✓	DO maintain a clawback policy	✗	NO “single-trigger” change in control agreements entered into with our CEO or any executive officer since 2009
✓	DO conduct annual compensation review and approval of our compensation philosophy and strategy	✗	NO excessive perquisites or other benefits
✓	DO appoint a Compensation Committee comprised solely of independent directors	✗	NO repricing or buyouts of underwater stock options
✓	DO use an independent compensation consultant engaged by our Compensation Committee	✗	NO equity plan evergreen provisions
✓	DO have a significant portion of executive compensation at risk based on corporate performance

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EXECUTIVE COMPENSATION

Compensation Philosophy

We believe that stockholders should be paid first and, therefore, in keeping with our philosophy, for those fiscal years where total stockholder return performance has been strong, we have rewarded our NEOs with higher comparative pay versus our peer group and for fiscal years where total stockholder return performance has been weaker, our comparative pay has been lower. We believe that a significant portion of our executive compensation should be dependent on the continued growth and success of our Company so that our NEOs have even stronger motivation to work towards the long-term interests of our stockholders. Accordingly, a significant portion of executive compensation is designed to be “at risk”, and therefore, except for base salary, a significant portion of our NEOs’ total direct compensation is dependent on achieving performance goals and provides for a significant portion to be paid in the form of equity compensation that will appreciate in value only to the extent that shares held by our stockholders also increase in value.

The Compensation Committee reviews our compensation design and philosophy on at least an annual basis to ensure that our executive compensation program continues to support the Company’s strategy, objectives and stockholder interest.

Executive Compensation Program Objectives

We provide a competitive total compensation package to our executive management team through a combination of base salary, annual incentives, long-term incentives and other compensation, as well as severance and change in control agreements.

The primary objectives of our executive compensation program are to:

•	Align the interests of our executives with the interests of our stockholders;

•	Prioritize implementation of pay for performance;

•	Promote the creation of long-term stockholder value;

•	Attract, motivate and retain key employees with outstanding talent and ability;

•	Structure executive compensation in a manner that promotes our strategic, financial and operating performance objectives; and

•	Reward performance, with a meaningful portion of compensation tied to the Company’s financial and strategic goals.

Our compensation elements are designed to achieve the objectives set forth above as follows:

•	Base salary and benefits are designed to attract and retain executives by providing regular and continued payments that are appropriate to their position, experience and responsibilities;

•

Annual performance-based awards are designed to focus our executives on pre-set objectives each year that are generally operational and drive specific performance needed to foster short-term and long-term growth and profitability;

•	Long-term incentives are designed to align our executives’ interests with those of our stockholders and to motivate executives to generate value for our stockholders over the long-term; and

•

Severance and change-in-control arrangements are designed to mitigate the distraction of our key executives when faced with a potential change-in-control or other possible termination situations and to facilitate our ability to attract and retain executives as we compete for talented individuals in a marketplace where such protections are commonly offered.

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EXECUTIVE COMPENSATION

Discussion of our Fiscal Year 2017 Executive Compensation Program

This section provides a discussion of the Compensation Committee’s decisions regarding the compensation of our NEOs for fiscal year 2017.

Peer Group

Each year, the Compensation Committee evaluates the previously-selected peer group and determines which companies best reflect the Company’s competitors for talent. A key objective of our executive compensation program is to ensure that total direct compensation is competitive with the companies against which we compete for talent. For fiscal year 2017, the Compensation Committee engaged Aon Hewitt as its independent compensation consultant to assist the Compensation Committee in developing and evaluating the peer group.

In order to examine the competitiveness of our overall compensation program, Aon Hewitt compared the total direct compensation of our NEOs (consisting of base salary, annual incentive compensation and long-term incentive compensation as determined under SEC rules but not including benefits and perquisites) during fiscal year 2016 to the publicly filed data of comparable companies in the consumer packaged goods industry.

Given the breadth of our business in the organic and natural industry, our Company has few direct business competitors, which makes it difficult to create a peer group based on industry codes, revenues or market capitalization alone. The process for choosing the companies used in the compensation analysis provided by Aon Hewitt was based on the following screening criteria as instructed by the Compensation Committee: revenues, market capitalization, strong growth experience, significant international operations, focus on organic, natural and better-for-you food/beverage or consumer/household products, recognized for their industry leadership and brand recognition and viewed as competitors for executive talent. Our peer group for fiscal 2017 was as follows:

• Chipotle Mexican Grill, Inc.	• Nu Skin Enterprises, Inc.

• Coach, Inc.	• Panera Bread Company

• Coty Inc.	• Pinnacle Foods Inc.

• Flowers Foods, Inc.	• Post Holdings, Inc.

• lululemon athletica inc.	• Synder’s-Lance, Inc.

• McCormick & Company, Incorporated	• TreeHouse Foods, Inc.

• Mead Johnson Nutrition Company	• Under Armour, Inc.

• Molson Coors Brewing Company	• United Natural Foods, Inc.

• Monster Beverage Corporation	• The Estee Lauder Companies Inc.

The fiscal year 2017 peer group reflected certain changes to account for the following:

•	Diamond Foods, Inc. was removed from the peer group due to its acquisition by Snyder’s-Lance, Inc.;

•	Keurig Green Mountain, Inc. was removed from the peer group due to its acquisition by JAB Holding Company; and

•	The WhiteWave Foods Company was removed from the peer group due to its acquisition by Danone.

Compensation decisions for our executive officers are made by the Compensation Committee, with external market data from Aon Hewitt, as well as input from Mr. Simon (except with respect to his own compensation). The Compensation Committee uses compensation data from our peer group as general guidance and as one of many factors that inform its judgment of appropriate compensation parameters for target compensation levels but does not set the executive compensation levels with reference to any particular percentile of the peer group or with an eye towards “matching” any particular element or mix of elements.

Base Salary

The base salaries of our NEOs are reviewed on an annual basis by our Compensation Committee and Mr. Simon (other than with respect to his own salary which is reviewed and determined by our Compensation Committee). This review is supplemented by market data, as well as assessments of the performance of our executive officers by our Compensation Committee. We pay base salaries to our NEOs to compensate them for their day-to-day services. The salaries typically are used to recognize the experience, skills, knowledge, past performance and responsibilities of each NEO.

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EXECUTIVE COMPENSATION

For fiscal year 2017, the Compensation Committee approved the following salaries for the NEOs:

Name	Fiscal Year 2016 Salary	Fiscal Year 2017 Salary
Irwin D. Simon	$1,905,000	$1,905,000
James M. Langrock (1)	—	$550,000
Denise M. Faltischek	$600,000	$600,000
Gary W. Tickle (2)	—	$600,000
John Carroll	$713,000	$713,000
Pasquale Conte	$500,000	$500,000

(1)	James Langrock was appointed Executive Vice President and Chief Financial Officer on June 23, 2017. His base salary was increased to $550,000 in connection with his appointment.
(2)	Gary Tickle was appointed Chief Executive Officer, Hain Celestial North America on March 6, 2017. His base salary was increased to $600,000 in connection with his appointment
(3)	Messrs. Simon, Carroll and Conte and Ms. Faltischek did not receive increases in base salary for fiscal year 2017.

Annual Incentive Plan

A key executive compensation objective is to have a significant portion of each NEO’s compensation be tied to the Company’s operational and financial performance. To this end, the annual incentive plan, which is fully at-risk, is based on performance against pre-set key financial and non-financial objectives designed to drive the specific performance needed to foster both short-term and long-term growth and profitability.

Typically, at the beginning of each fiscal year, the Board of Directors approves the Company’s Annual Operating Plan which includes performance objectives that are used to design each NEO’s annual incentive plan for the fiscal year. Due to the Company’s internal accounting review, which did not permit the Company’s Annual Operating Plan to be fully developed, the Compensation Committee was not able to establish formal criteria for the annual incentive program at the beginning of fiscal year 2017. Accordingly, no awards were made under the Company’s annual incentive plan during fiscal year 2017, although the Compensation Committee has established formal criteria for the annual incentive program for fiscal year 2018 and expects to make awards under the plan for fiscal year 2018.

Special Incentive Bonus

As discussed above, no awards were made under the Company’s annual incentive plan during fiscal year 2017. However, the Compensation Committee decided to award special one-time incentive bonuses (1) to reward certain NEOs for their extraordinary contributions during fiscal year 2017; (2) to reward certain NEOs for their significant contributions made in fiscal year 2016 which laid the building blocks for the fiscal year 2017 achievements; (3) to acknowledge that certain NEOs received no awards under the 2016 Annual Incentive Plan and received no additional performance-based awards in connection with the 2015-2016 LTIP despite achieving over 10% growth in net sales and a nearly 10% increase in gross profits during fiscal 2016 compared to fiscal 2015 as well as achieving the performance required under their non-financial goals1 and (4) to serve as a transition award with respect to the Company’s change to its long-term incentive plan, pursuant to which the underlying performance period was extended from two to three years, resulting in no opportunity for a payout under the plan with respect to fiscal year 2017. These special incentive bonuses were intended to be a one-time bonus and it is not intended that they be included in the executive compensation structure going forward. The Compensation Committee’s compensation decisions regarding these special incentive bonuses for fiscal year 2017 were driven by the significant achievements made in identifying and executing upon a number of strategic initiatives, including the Company’s Four-Point Strategic Plan. In addition, leveraging the multi-year journey on which the Company embarked upon commencing in 2016, we went through a significant business and organizational transformation as we worked to improve our financial results and we focused on driving improvements in almost every aspect of our business.

[1]

The Compensation Committee determined that no awards would be paid to certain of our NEOs under the 2016 Annual Incentive Plan even though the NEOs had achieved the requisite performance to merit the following awards: $3,777,615 for Mr. Simon, $544,800 for Ms. Faltischek and $228,160 for Mr. Carroll. The Compensation Committee also determined that no additional awards would be paid to certain of our NEOs under the 2015-2016 Long-Term Incentive Plan even though the NEOs had achieved the requisite performance to merit the following approximate awards: $3,936,800 for Mr. Simon, $501,600 for Ms. Faltischek and $526,680 for Mr. Carroll.

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EXECUTIVE COMPENSATION

In particular, the Compensation Committee noted the following achievements during fiscal year 2017:

Financial Accomplishments – Fiscal Year 2017

•  $2.9 billion net sales, a 1% decrease on a GAAP basis but up 3% in constant currency compared to fiscal year 2016 net sales as Hain Celestial United States returned to growth in the fourth quarter of fiscal year 2017.

•  Generated Operating Cash Flow of $217 million and spent $63 million on Capital Expenditures, resulting in $154 million of Operating Free Cash Flow.

•  Net repayment of $111 million in debt.

•   Managed expenses and balance sheet.

Conclusion of Accounting Review with No Material Changes to Previously Reported Financial Statements

•  Self-initiated, exhaustive review process.

•  Fully independent review initiated by the Audit Committee, which retained independent counsel and third party experts to assist in the review.

•  Implemented improved financial control with strong finance team including new hires.

Execution of Strategic Transactions

•  Expanded branded portfolio through two strategic acquisitions in the growing chilled category:

•    Yorkshire Provender™ under Hain Daniels, and

•    Better Bean™ under Cultivate.

•  Entered into a strategic joint venture with the Future Group in India.

•   Licensed Rosetto® brand to Rosetto Foods LLC, a joint venture in which the Company holds a minority interest.

•  Divested own-label freshly squeezed fruit juice business in the United Kingdom.

Execution of Four-Point Strategic Plan:
1. Invest in Top Brands and Capabilities to Grow Globally	• Increased strategic investments and consumer engagement in brand building assets. • Enhanced in-market and online retail activation. • Introduced over 200 new innovative products worldwide.
2. Expand Project Terra Cost Savings Globally

•   Established new core category platforms: Better-For-You Baby, Better-For-You Pantry, Better-For-You Snacking, Fresh Living, Tea, Pure Personal Care and Cultivate.

•  Implemented stock-keeping unit SKU rationalization, eliminating $24 million in net sales, or approximately 20% of the SKUs, in the United States reporting segment.

•  Expanded cost savings initiative globally to $350 million through fiscal year 2020.

3. Enhance the Leadership Team to Deliver our Strategic Plan Globally	• Strengthened management team with seasoned professionals with deep consumer products, brand building and natural product experience as well as financial industry expertise.
4. Return Capital to Shareholders	• Authorization by the Board to implement a share repurchase program

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EXECUTIVE COMPENSATION

In noting these achievements, the Compensation Committee determined that the following special incentive bonus awards should be made for each NEO:

Fiscal 2017 – Special Incentive Bonus Determinations(1)

Name	Cash Portion of Annual Incentive Bonus	Restricted Stock Portion of Annual Incentive Bonus (2)	Annual Bonus – Total
Irwin D. Simon	$2,400,000	$500,000	$2,900,000
James M. Langrock	$400,000	$65,000	$465,000
Denise M. Faltischek	$300,000	—	$300,000
Gary W. Tickle	$200,000	$65,000	$265,000
John Carroll	—	—	—

(1)	Mr. Conte did not receive a special incentive bonus as he left the Company prior to the end of fiscal year 2017.
(2)	Reflects grant date fair value of stock awards made on September 26, 2017; stock vests ratably over three-year period.

Long-Term Incentive Program

We believe that equity grants serve our compensation objectives by linking the compensation of our key employees to our long-term growth strategy and further align such employees with our stockholders since the value of equity awards will increase or decrease with the changes in the value of our common stock. Grants are generally made under a performance-based long-term incentive program (the “LTI Program”). In fiscal year 2017, the LTI Program consisted of two performance-based long-term incentive plans (the “2016-2018 LTIP” and the “2017-2019 LTIP”).

During the course of our stockholder engagement efforts, we heard several recurring themes relating to the design of our LTI Program, including that the metrics of the LTI Program overlapped with those of the Annual Incentive Plan in that both net sales and EBITDA were performance measures of both plans, and, as a result, NEOs were being compensated under both plans for the same performance. Stockholders also expressed concern that the focus on net sales and EBITDA was further exacerbated by the fact that the performance period of the LTI Program was two years, only one year longer than the Annual Incentive Plan. Stockholders also communicated that the Company should consider adopting a relative performance measure so that stockholders could evaluate the Company’s performance against its peers. In response to these recurring themes, and with the assistance of Aon Hewitt, the Company redesigned its LTI Program (commencing with the 2016-2018 LTIP) to provide performance-based awards only, which may be earned over a longer three-year performance period. In addition, the Compensation Committee adopted relative Total Shareholder Return (“TSR”) and net sales as the performance measures for determining individual payouts. The relative TSR measure was adopted based upon the feedback we had received from stockholders and enables our stockholders to assess stockholder returns relative to our peers. The net sales measure was designed to reflect our long-term strategic plan of continually growing top-line net sales year over year. Given the importance our stockholders place on net sales growth, the Compensation Committee retained it as a performance measure. In addition, the Compensation Committee assigned a 50% weighting for the relative TSR measure and a 50% weighting for the net sales measure given that they did not view one measure to be more significant than the other. Participants in the LTI Program include our executive officers, including the NEOs, and certain other key employees.

As a consequence of increasing the performance period for the LTI Program from two years to three years, there was no long-term incentive program to assess the performance at the end of fiscal year 2017 and therefore, no award determination. The last long-term incentive plan with a two-year performance period covered fiscal years 2015 and 2016. After that, the Compensation Committee increased the performance period to three years with its adoption of the 2016-2018 LTIP covering fiscal years 2016, 2017 and 2018.

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EXECUTIVE COMPENSATION

2016-2018 LTIP

162(m) Funding Target

For the 2016-2018 LTIP, the Compensation Committee established an overall performance goal of attaining a three-year average operating income2 of $354.5 million over the performance period of July 1, 2015 through June 30, 2018, which must be met for a NEO’s 2016-2018 LTIP to be funded under Section 162(m) of the Code at the maximum award level.

Award Levels, Performance Measures and Targets

For the 2016-2018 LTIP, each NEO had a threshold, target and maximum as a percentage of base salary as follows:

Name	2016 Base Salary (1)	LTIP Threshold Award (% of Base Salary)	LTIP Target Award (% of Base Salary)	LTIP Maximum Award (% of Base Salary)
Irwin D. Simon	$1,905,000	350%	700%	1050%
James M. Langrock	$450,000	25%	50%	75%
Denise M. Faltischek	$600,000	150%	300%	450%
Gary W. Tickle	$425,000	50%	100%	150%
John Carroll	$713,000	125%	250%	375%
Pasquale Conte	$500,000	50%	100%	150%

(1)	At the end of the performance period, the annual base salary used to determine the award is the average of the annual base salaries for fiscal years 2016, 2017 and 2018.

The Compensation Committee makes its determination for each individual NEO award based on the achievement of the pre-determined performance measures of Relative TSR and net sales. The Relative TSR performance measure is discussed in more detail below. For the net sales performance measure, target performance was determined to be the average net sales over the three year performance period, starting with the middle of the range of net sales guidance (as reported in the Company’s earnings release for the fourth quarter and fiscal year ended June 30, 2015) for fiscal year 2016 and increasing net sales by 3% growth for each of fiscal year 2017 and fiscal year 2018. The threshold, target and maximum awards were set working in consultation with Aon Hewitt. Such awards may be paid in cash and/or full value shares. As we have not completed the performance period, individual awards have not yet been determined under this plan.

Equity Awards

In connection with the Relative TSR portion of the 2016-2018 LTIP, the NEOs each received a grant of performance-based restricted stock units in connection with the 50% of his or her award tied to Relative TSR. Each performance-based restricted stock unit represents a right to receive one share of common stock of the Company on the settlement date of the award provided that the Company has achieved the requisite performance. The performance is based upon the Company’s Relative TSR in terms of percentile ranking as compared to the S&P Food & Beverage Select Industry peer group over the performance period beginning on July 1, 2015 and ending on June 30, 2018 in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Performance Period	Award % Level
0-24th Percentile	0%
25th – 49th Percentile	50%
50th – 74th Percentile	100%
75th Percentile or Higher	150%

The actual award percentage level shall be interpolated for performance above 25th Percentile, and increased by two (2) percentage points for every one (1) percentile point of improvement in Relative TSR. The maximum award percentage level that may be achieved shall not exceed 150% for a Relative TSR of 75th percentile and above. There shall be no awards for Relative TSR at 24% or below. If the Company’s absolute TSR over the performance period is negative, the awards shall be capped at target regardless of whether the Company percentile rank is greater.

[2]

Under the terms of the plan adopted by the Compensation Committee, operating income is adjusted for the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, restructuring, integration and acquisition charges and other non-recurring items which may have been incurred during the performance period.

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EXECUTIVE COMPENSATION

The grant date fair value of the performance-based restricted stock units issued was estimated based on a Monte Carlo simulation that calculates the likelihood of goal attainment. A Monte-Carlo simulation is a generally accepted statistical technique used to simulate a range of possible future unit prices for the Company and each member of the S&P Food & Beverage Select Industry peer group over the performance period.

Name	Annual Base Salary	LTIP Target Percentage	LTIP Target Dollars	50% of LTIP Target Dollars	Number of Units	Grant Date Fair Value
Irwin D. Simon	$1,905,000	700%	$13,335,000	$6,667,500	162,345	$2,378,354
James M. Langrock	$450,000	50%	$225,000	$112,500	2,739	$40,126
Denise M. Faltischek	$600,000	300%	$1,800,000	$900,000	21,914	$321,040
John Carroll	$713,000	250%	$1,782,500	$891,250	21,701	$317,920
Pasquale Conte	$500,000	100%	$500,000	$250,000	6,087	$89,175

There was no initial upfront grant to Mr. Tickle given that he was not employed by the Company on the date of grant.

2017-2019 LTIP

162(m) Funding Target

For the 2017-2019 LTIP, the Compensation Committee established an overall performance goal of attaining a three-year average operating income3 of $302.4 million over the performance period of July 1, 2016 through June 30, 2019, which must be met for a NEO’s 2017-2019 LTIP to be funded under Section 162(m) of the Code at the maximum award level.

Award Levels, Performance Measures and Targets

For the 2017-2019 LTIP, each NEO had a threshold, target and maximum as a percentage of base salary as follows:

Name	2017 Base Salary		LTIP Threshold Award (% of Base Salary)	LTIP Target Award (% of Base Salary)	LTIP Maximum Award (% of Base Salary)
Irwin D. Simon	$1,905,000		350%	700%	1050%
James M. Langrock	$461,984	(1)	150%	300%	450%
Denise M. Faltischek	$600,000		150%	300%	450%
Gary W. Tickle	$496,795	(1)	50%	100%	150%
John Carroll	$713,000		125%	250%	375%

(1)	Represents a blended base salary attributable to Messrs. Langrock and Tickle being promoted during fiscal year 2017.

The Compensation Committee makes its determination for each individual NEO award based on the achievement of the pre-determined performance measures of Relative TSR and net sales. The Relative TSR performance measure is discussed in more detail below. For the net sales performance measure, target performance was determined to be the average net sales over the three year performance period, starting with the middle of the range of net sales for fiscal year 2017 and increasing net sales by 3% growth for fiscal year 2018 and 4% for fiscal year 2019. The threshold, target and maximum awards were set working in consultation with Aon Hewitt. Such awards shall be paid in full value shares. As we have not completed the performance period, therefore, individual awards have not yet been determined under this plan.

Equity Awards

In connection with the Relative TSR portion of the 2017-2019 LTIP, the NEOs each received a grant of performance-based restricted stock units in connection with the 50% of his or her award tied to Relative TSR. Each performance-based restricted stock unit represents a right to receive one share of common stock of the Company on the settlement date of the award provided that the Company has achieved the requisite performance. The performance is based upon the Company’s Relative TSR in terms

[3]

Under the terms of the plan adopted by the Compensation Committee, operating income is adjusted for the impact of non-cash compensation, currency fluctuations, impairment of long-lived assets, restructuring, integration and acquisition charges and other non-recurring items which may have been incurred during the performance period.

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of percentile ranking as compared to the S&P Food & Beverage Select Industry peer group over the performance period beginning on July 1, 2016 and ending on June 30, 2019 in accordance with the schedule below:

Relative Total Shareholder Return Ranking over Performance Period	Award % Level
0-24th Percentile	0%
25th – 49th Percentile	50%
50th – 74th Percentile	100%
75th Percentile or Higher	150%

The actual award percentage level shall be interpolated for performance above 25th Percentile, and increased by two (2) percentage points for every one (1) percentile point of improvement in Relative TSR. The maximum award percentage level that may be achieved shall not exceed 150% for a Relative TSR of 75th percentile and above. There shall be no awards for Relative TSR at 24% or below. If the Company’s absolute TSR over the performance period is negative, the awards shall be capped at target regardless of whether the Company percentile rank is greater.

The grant date fair value of the performance-based restricted stock units issued was estimated based on a Monte Carlo simulation that calculates the likelihood of goal attainment. A Monte-Carlo simulation is a generally accepted statistical technique used to simulate a range of possible future unit prices for the Company and each member of the S&P Food & Beverage Select Industry peer group over the performance period.

Name	Annual Base Salary	LTIP Target Percentage	LTIP Target Dollars		50% of LTIP Target Dollars	Number of Units	Grant Date Fair Value
Irwin D. Simon	$1,905,000	700%	$13,335,000		$6,667,500	164,265	$5,190,774
James M. Langrock	$461,984	300%	$1,385,952		$692,976	17,073	$539,507
Denise M. Faltischek	$600,000	300%	$1,800,000		$900,000	22,173	$700,667
Gary W. Tickle	$496,795	100%	$457,051	(1)	$228,526	5,630	$177,908
John Carroll	$713,000	250%	$1,782,500		$891,250	21,957	$693,841

(1)	Mr. Tickle’s LTIP Target Dollar amount is pro-rated to account for his employment with the Company commencing after the beginning of the performance period.

The Company has historically granted the up-front equity in connection with each new LTIP during the first fiscal year of the performance period. Due to the Company’s internal accounting review and the delay in the filing of our annual and quarterly reports with the SEC, the Company was not able to grant equity to its employees due to not having an effective Registration Statement on Form S-8 on file with the SEC. For these reasons, the up-front equity awards in connection with the 2017-2019 LTIP were granted in fiscal year 2018. Therefore, the value of the performance-based restricted stock units granted in connection with the adoption of the 2017-2019 LTIP do not appear in the Summary Compensation Table as fiscal year 2017 compensation. Such values will be recorded as fiscal year 2018 compensation in the Summary Compensation Table in the proxy statement for the 2018 Annual Meeting of Stockholders.

Other Compensation and Perquisites

Our NEOs are eligible for the same level and offering of benefits that we make available to other employees, including our 401(k) plan, health care, dental and vision plans, life insurance plans and other employee benefit programs. In addition to the standard benefits offered to other employees, we reimburse Mr. Simon for expenses for health, prescription, dental and vision not covered by our insurance plan that are incurred by him and his dependents. In addition, in accordance with his employment agreement, we reimburse Mr. Simon for a portion of the premium associated with his life insurance policy and provide long-term disability coverage for the benefit of Mr. Simon and long-term care coverage for the benefit of Mr. Simon and his spouse with annual premiums of not more than $60,000, in the aggregate. We do not have any defined benefit pension plans or executive supplemental retirement programs.

We also provide either an automobile perquisite or a car allowance for each of the NEOs. We believe the costs of these benefits constitute only a small portion of each NEO’s total compensation and are consistent with benefits offered by companies with whom we compete for talent for purposes of recruitment and retention. For additional information regarding other compensation and perquisites, see “Executive Compensation Tables-Summary Compensation Table.”

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Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to each of our most highly paid executive officers (other than the chief financial officer). Although the Compensation Committee considers whether or not a compensation program would be subject to the Section 162(m) limit, in order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Committee has not adopted a policy that all compensation must be tax deductible.

Severance and Change-in-Control Agreements

The Compensation Committee believes that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that NEOs can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control.

We have entered into change of control agreements with each of the NEOs which provide for severance in the event of a change of control as defined in their respective change of control agreement or employment agreement. In addition, certain of the NEOs will receive severance in the event his or her employment is terminated without cause. The restricted stock agreements entered into with our NEOs provide for the immediate vesting of such stock grants upon a change in control. For a complete description of these severance and change in control agreements, see “Potential Payments Upon Termination or Change-in-Control” below.

Executive Stock Ownership Guidelines

To further align the interests of senior management and stockholders, the Compensation Committee has adopted stock ownership guidelines that require key members of the Company’s management team to own minimum amounts of the Company’s common stock. The guidelines for senior management are set forth below:

Officer Level	Ownership Target
Chief Executive Officer	6 times annual base salary
Executive Vice Presidents	3 times annual base salary
Other Executive Officers and Segment Leaders	2 times annual base salary
All other LTIP participants	1 times annual base salary

Members of management subject to the guidelines have until five years after appointment, or the implementation of the guidelines, whichever is later, to achieve the ownership target. We believe all covered employees are currently in compliance with the guidelines or are expected to meet the stock ownership guidelines within the five-year period.

Compensation Recoupment Policy

We have adopted a clawback provision in connection with equity awards. The clawback provision provides that, if the Company is required to prepare an accounting restatement to correct an accounting error included in a report on Form 10-Q or 10-K caused by the misconduct of an employee, the employee shall return to the Company, or forfeit if not paid, any award arising out of the misconduct for or during such restated period.

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Executive Compensation Tables

The following table sets forth the compensation paid by us for services rendered during the fiscal years ended June 30, 2017, June 30, 2016, and June 30, 2015 to or for the accounts of our NEOs:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus		Stock Awards (8)		Non-Equity Incentive Plan Compensation		All Other Compensation (13)	Total
Irwin D. Simon Founder, President, CEO and Chairman of the Board	2017	$1,905,000	$2,900,000	(5)	$—		$—		$222,248	$5,027,248
	2016	$1,905,000	$—		$2,378,354	(10)	$—	(9)	$271,944	$4,555,298
	2015	$1,850,000	$—		$8,787,355	(11)	$5,565,725	(12)	$261,362	$16,464,442
James M. Langrock (1) Executive Vice President and Chief Financial Officer	2017	$461,524	$695,000	(6)	$1,681,500		$—		$14,231	$2,852,255
Denise M. Faltischek Executive Vice President and General Counsel, Chief Compliance Officer and Corporate Secretary	2017	$600,000	$300,000		$—		$—		$12,332	$912,332
	2016	$600,000	$—		$321,040	(10)	$—	(9)	$13,003	$934,043
	2015	$550,000	$—		$1,168,760	(11)	$550,000	(12)	$12,940	$2,281,700
Gary W. Tickle (2) CEO—Hain Celestial North America	2017	$372,596	$265,000	(7)	$1,681,500		$—		$31,927	$2,351,023
John Carroll (3) Former Executive Vice President and CEO—Hain Celestial North America	2017	$713,000	$—		$—		$—		$56,995	$769,995
	2016	$713,000	$—		$317,920	(10)	$—	(9)	$69,704	$1,100,624
	2015	$693,000	$—		$1,119,854	(11)	$711,711	(12)	$57,111	$2,581,676
Pasquale Conte (4) Former Executive Vice President and Chief Financial Officer	2017	$500,000	$—		$—		$—		$40,200	$540,200
	2016	$500,000	$—		$89,175	(10)	$—		$9,339	$598,514

(1)	Mr. Langrock was appointed Executive Vice President and Chief Financial Officer on June 23, 2017. Previously he served as Senior Vice President, Finance and Treasurer.
(2)

Mr. Tickle was appointed Chief Executive Officer, Hain Celestial North America on March 6, 2017. Previously he served as Chief Operating Officer, Hain Celestial United States from when he joined the Company in September 2016 until his promotion.

(3)	Mr. Carroll was appointed to a new role, Executive Vice President, Global Brands, Categories and New Business Ventures on March 6, 2017.
(4)	Mr. Conte ceased being the Chief Financial Officer on June 22, 2017, and his employment with the Company terminated on June 30, 2017.
(5)	Represents special incentive cash bonus of $2,400,000 and $500,000 paid in stock granted on September 26, 2017 vesting pro-rata over three years.
(6)

Represents (1) special incentive cash bonus of $400,000 and $65,000 paid in stock granted on September 26, 2017 vesting pro-rata over three years and (2) a $230,000 discretionary bonus paid to Mr. Langrock prior to his appointment as CFO.

(7)	Represents special incentive cash bonus of $200,000 and $65,000 paid in stock granted on September 26, 2017 vesting pro-rata over three years.
(8)

With respect to the grants made in fiscal year 2017, the amounts reported represent the aggregate grant date fair value of the stock awards granted with respect to the fiscal year and calculated in accordance with ASC Topic 718. The assumptions used by the Company in calculating these amounts are included in Note 12 to the Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017.

(9)

The Compensation Committee determined that no awards would be paid to our NEOs under the 2016 Annual Incentive Plan even though the NEOs had achieved the requisite performance to merit the following awards: $3,777,615 for Mr. Simon, $544,800 for Ms. Faltischek and $228,160 for Mr. Carroll.

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(10)

Represents the up-front equity grant in connection with the 2016-2018 LTIP. The Compensation Committee determined that no additional awards would be paid to certain of our NEOs under the 2015-2016 Long-Term Incentive Plan even though the Company had achieved the requisite performance to merit the following approximate awards: $3,936,800 for Mr. Simon, $501,600 for Ms. Faltischek and $526,680 for Mr. Carroll.

(11)

Includes restricted stock granted on November 20, 2014, which represents the up-front grant under the 2015-2016 LTIP and the fully vested stock granted on October 5, 2015, which represents the payout under the 2014-2015 LTIP.

(12)

Reflects amounts earned under the 2015 Annual Incentive Plan. In fiscal 2015, 40% of the awards granted pursuant to the 2015 Annual Incentive Plan were paid in restricted stock that vests pro rata over 2 years.

(13)	The table below details the components of this column for fiscal year 2017:

Name	401(k) Plan Match (a)	Unused Vacation (b)	Life and Other Insurance Premiums (c)	Car Allowance (d)	Supplemental Medical Benefit Premiums (e)	Other Perquisites (f)	Total
Irwin D. Simon	$4,101	$91,586	$16,152	$57,137	$44,072	$9,200	$222,248
James M. Langrock	$4,800	$—	$1,031	$8,400	$—	$—	$14,231
Denise M. Faltischek	$2,901	$—	$1,031	$8,400	$—	$—	$12,332
Gary W. Tickle		$—	$697	$6,300	$—	$24,930	$31,927
John Carroll	$4,101	$—	$1,031	$51,863	$—	$—	$56,995
Pasquale Conte	$—	$30,769	$1,031	$8,400	$—	$—	$40,200

(a)

The Company’s 401(k) match is calculated based upon the plan year, which is a calendar year. The amounts provided for each of the NEOs in fiscal year 2017 represent a matching contribution by the Company on behalf of such officer under the Company’s 401(k) Plan for the 2016 plan year (January 1 through December 31, 2016).

(b)

Represents an amount paid by the Company to (1) Mr. Simon for his unused vacation days during the 2016 calendar year pursuant to the terms of his employment agreement and (2) Mr. Conte for unused vacation in connection with his departure in accordance with Company policy.

(c)

Represents amounts paid by the Company on behalf of the NEOs for life, accidental death and dismemberment and long-term disability insurance. Pursuant to the terms of his employment agreement, Mr. Simon also receives an amount equal to $3,394 as reimbursement for 25% of the total premium for his life insurance policy and long term care coverage for his spouse and him.

(d)

Represents the aggregate incremental cost to the Company of providing Mr. Simon and Mr. Carroll with the use of a Company-owned vehicle. The calculation includes the book value of the vehicle, and the insurance, gas, tolls, parking, maintenance, registration and inspection fees and costs paid by the Company. With respect to Messrs. Tickle, Conte and Langrock and Ms. Faltischek, the amount represents a car allowance.

(e)	Represents the reimbursement of medical expenses for Mr. Simon and his dependents for any out-of-pocket medical expenses.
(f)	Represents organization dues for Mr. Simon and reimbursement of relocation expenses for Mr. Tickle.

Fiscal Year 2017 Grants of Plan-Based Awards

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of shares of stock	Grant Date Fair Value of Stock and Option
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	or units (2)	Awards (3)
Irwin D. Simon	n/a		$—	$—	$—	$—	$—	$—	—	$—
James M. Langrock	6/26/2017	6/20/2017	$—	$—	$—	$—	$—	$—	50,000	$1,681,500
Denise M. Faltischek	n/a		$—	$—	$—	$—	$—	$—	—	$—
Gary W. Tickle	6/26/2017	9/26/2016	$—	$—	$—	$—	$—	$—	50,000	$1,681,500
John Carroll	n/a		$—	$—	$—	$—	$—	$—	—	$—
Pasquale Conte	n/a		$—	$—	$—	$—	$—	$—	—	$—

(1)

The Company has historically granted the up-front equity in connection with a new LTIP during the first fiscal year of the performance period. Due to the Company’s internal accounting review and the delay in the filing of our reports with the SEC, the Compensation Committee was not able to grant equity due to not having an effective Registration Statement on

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Form S-8 on file with the SEC. On this basis, the performance-based restricted stock units under the 2017-2019 LTIP were granted September 26, 2017, after the end of fiscal year 2017, and therefore, such awards will be reflected in the Grants of Plan-Based Awards table with respect to fiscal year 2018.

(2)

As the special incentive awards of restricted stock discussed above under “Compensation Discussion and Analysis” were granted on September 26, 2017, such awards will be reflected in the Grants of Plan-Based Awards table with respect to fiscal year 2018.

(3)

The amounts granted on June 26, 2017 were determined in accordance with ASC Topic 718 and reflect the grant date fair value of the shares of restricted stock issued on June 26, 2017. The shares granted to Mr. Tickle vest in three equal installments on September 30, 2017, 2018 and 2019. The shares granted to Mr. Langrock vest in three equal installments on June 26, 2018, 2019 and 2020.

Outstanding Equity Awards at Fiscal Year 2017 Year End

Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Irwin D. Simon	320,000	(2)	$12,422,400	—		$—
	102,207	(3)	$3,967,676	—		$—
	—		$—	162,345	(4)	$6,302,233
John Carroll	13,550	(5)	$526,011	—		$—
	—		$—	21,701	(6)	$842,433
Gary W. Tickle	50,000	(7)	$1,941,000	—		$—
Denise M. Faltischek	12,426	(8)	$482,377	—		$—
	—		$—	21,914	(9)	$850,701
Pasquale Conte	—	(10)	$—	—		$—
James M. Langrock	52,000	(11)	$2,018,640	—		$—
	—		$—	2,739	(12)	$106,328

(1)	The market value is based on the closing market price of the Company’s common stock on June 30, 2017 or $38.82 per share.
(2)	Shares relate to a special grant of restricted stock to Mr. Simon that are scheduled to vest in equal increments each year through October 22, 2019.
(3)	20,869 shares that were granted on October 5, 2015 will vest on October 5, 2017, and 81,338 shares that were granted on November 20, 2014 will vest on November 20, 2017.
(4)	162,345 shares will vest on June 30, 2018, provided the Company achieves certain performance measures which were approved by the Compensation Committee.
(5)	2,668 shares that were granted on October 5, 2015 will vest on October 5, 2017, and 10,882 shares that were granted on November 20, 2014 will vest on November 20, 2017.
(6)	21,701 shares will vest on June 30, 2018, provided the Company achieves certain performance measures which were approved by the Compensation Committee.
(7)	Shares relate to grant of restricted stock to Mr. Tickle. 16,666 shares will vest on September 30, 2017, and 16,667 shares will vest on each of September 30, 2018 and September 30, 2019.
(8)	2,062 shares that were granted on October 5, 2015 will vest on October 5, 2017, and 10,364 shares that were granted on November 20, 2014 will vest on November 20, 2017.
(9)	21,914 shares will vest on June 30, 2018, provided the Company achieves certain performance measures which were approved by the Compensation Committee.
(10)	The unvested shares held by Mr. Conte were forfeited upon his departure from the Company.
(11)

Shares relate to grants of restricted stock to Mr. Langrock. 1,000 shares will vest on each of March 31, 2018 and March 31, 2019, 16,666 shares will vest on June 26, 2018, and 16,667 will vest on each of June 26, 2019 and June 26, 2020.

(12)	2,739 shares will vest on June 30, 2018 provided the Company achieves certain performance measures which were approved by the Compensation Committee.

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Fiscal Year 2017 Option Exercises and Stock Vested

	Option Exercises and Stock Vested
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Irwin D. Simon	219,666	$6,506,507	201,203	(3)	$7,428,974
John Carroll	—	$—	5,389	(4)	$201,893
Gary Tickle	—	$—	—		$—
Denise M. Faltischek	—	$—	4,652	(5)	$175,253
Pasquale Conte	—	$—	1,126	(6)	$42,954
James Langrock	—	$—	1,000	(7)	$37,200

(1)

Represents the aggregate value realized with respect to all options to purchase Company common stock upon exercise during the fiscal year ended June 30, 2017. The value realized upon exercise was calculated by determining the difference between closing price of the Company’s common stock on the exercise date and the exercise price of the options.

(2)

Represents the aggregate value realized with respect to all shares of common stock that vested during the fiscal year ended June 30, 2017. The value realized in connection with each share on vesting was calculated by multiplying the number of shares of common stock that vested by the closing price of the Company’s common stock on the vesting date.

(3)

For Mr. Simon, the shares he acquired vested as follows: (i) on August 27, 2016, 40,000 shares vested and the closing price of the Company’s common stock on such date was $37.20; (ii) on September 28, 2016, 40,000 shares vested and the closing price of the Company’s common stock on such date was $34.57; (iii) on October 5, 2016, 20,869 shares vested and the closing price of the Company’s common stock on such date was $35.44; (iv) on October 22, 2016, 40,000 shares vested and the closing price of the Company’s common stock on such date was $36.01; (v) on November 20, 2016, 20,334 shares vested and the closing price of the Company’s common stock on such date was $39.45; (vi) on December 13, 2016, 40,000 shares vested and the closing price of the Company’s common stock on such date was $39.40.

(4)

For Mr. Carroll, the shares he acquired vested as follows: (i) on October 5, 2016, 2,669 shares vested and the closing price of the Company’s common stock on such date was $35.44; (ii) on November 20, 2016, 2,720 shares vested and the closing price of the Company’s common stock on such date was $39.45.

(5)

For Ms. Faltischek, the shares she acquired vested as follows: (i) on October 5, 2016, 2,062 shares vested and the closing price of the Company’s common stock on such date was $35.44; (ii) on November 20, 2016, 2,590 shares vested and the closing price of the Company’s common stock on such date was $39.45.

(6)

For Mr. Conte, the shares he acquired vested as follows: (i) on November 20, 2016, 424 shares vested and the closing price of the Company’s common stock on such date was $39.45; (ii) on May 21, 2017, 702 shares vested and the closing price of the Company’s common stock on such date was $37.36.

(7)	For Mr. Langrock, the shares he acquired vested as follows: (i) on March 31, 2017, 1,000 shares vested and the closing price of the Company’s common stock on such date was $37.20.

Potential Payments upon Termination or Change-in-Control

We believe that severance and change-in-control benefits are important for attracting and retaining executive talent and help to ensure that executive officers can remain focused during periods of uncertainty and neutralize the potential conflict of our key executives when faced with a potential change-in-control. These considerations are particularly important in an environment where merger and acquisition activity is high.

Irwin D. Simon

In the event that Mr. Simon is terminated without cause, due to disability, he resigns for good reason, or he resigns, he will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) three years’ annual salary and three years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) his accrued annual bonus through the date of termination; (iv) three times the Long Term Incentive Award paid to Mr. Simon over the preceding fiscal year; (v) all options and other stock awards previously granted, but unvested, which will become fully vested; and (vi) continued participation in all of the Company’s medical, dental and vision plans until the third anniversary of his termination. If for any of these reasons Mr. Simon’s employment had terminated on June 30, 2017, Mr. Simon would have been entitled to severance and other benefits having a value of approximately $40,498,000, of which $22,692,309 represents the value

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of the vesting of all unvested, but already earned, equity awards. If Mr. Simon resigns, he will only be entitled to such severance and other benefits if he agrees to serve as Non-Executive Chairman of the Board during the three-year period following the termination of his employment (such service being subject to Mr. Simon being appointed or elected Non-Executive Chairman of the Board and, if Mr. Simon is not so appointed or elected, Mr. Simon will provide consulting services of a similar nature and extent, to the extent the Company shall reasonably request).

Mr. Simon has also agreed not to compete with us for a period of three years following the termination of his employment and has agreed to customary provisions regarding confidentiality and proprietary rights.

Pursuant to Mr. Simon’s employment agreement: (i) a “termination without cause” means any termination of Mr. Simon’s employment other than a termination for cause or termination due to disability; (ii) a “termination for good reason” means a termination of his employment by Mr. Simon following a diminution of his position, duties and responsibilities, the removal of Mr. Simon from, or failure to re-elect Mr. Simon as, the Chairman of the Board or as CEO, a reduction in his base salary or (iii) following a change-in-control, Mr. Simon not being Chairman of the Board or CEO of any ultimate parent company resulting from the change-in-control or any material reduction in compensation opportunity (including achievability) or benefits provided under any compensation, incentive, employee benefit or welfare plan or program of the Company or any subsidiary in which Mr. Simon participated before the change in control.

A change-in-control is defined generally as one of the following events:

•

The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company; however if any one person or group is considered to own more than 50% of the total fair market value or total voting power of the capital stock of the Company, the acquisition of additional stock by the same person or persons acting as a group is not considered to cause a change-in-control;

•

A majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election;

•

The consummation of a merger, consolidation, recapitalization or reorganization of the Company or a subsidiary, reverse split of any class of voting stock, or an acquisition of securities or assets by the Company or a subsidiary, unless our stockholders prior to such event beneficially own more than 60% of the voting stock of the surviving or transferee entity in substantially the same proportions as their prior ownership; or

•	The consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets.

In the event that Mr. Simon’s employment terminates due to death, he will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) two years’ annual salary and two years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) his accrued annual bonus through the date of termination; (iv) two times the Long Term Incentive Award paid to Mr. Simon over the preceding fiscal year; (v) all options and other stock awards previously granted, but unvested, which will become fully vested; and (vi) continued participation of his dependents in all of the Company’s medical, dental and vision plans until the second anniversary of his termination. If Mr. Simon’s employment had terminated due to his death as of June 30, 2017, he would have been entitled to severance and other benefits having a value of approximately $31,736,000, of which $22,692,309 represents the value of the vesting of all unvested, but already earned, equity awards.

In the event that Mr. Simon’s employment terminates for cause, he will be entitled to any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination, and any amounts which are vested at the time of termination.

If Mr. Simon’s contract is not renewed at the end of its term on June 30, 2019 on equal or more favorable terms, Mr. Simon will be entitled to: (i) any base salary earned, but unpaid, for services rendered to the Company prior to the date of termination; (ii) three years’ annual salary and three years’ average annual bonus paid to Mr. Simon over the two immediately preceding fiscal years; (iii) three times the Long Term Incentive Award paid to Mr. Simon over the preceding fiscal year; (iv) all options and other stock awards previously granted, but unvested, which will become fully vested and (v) continued participation in all of the Company’s medical, dental and vision plans until the third anniversary of his termination. In this instance, Mr. Simon would be entitled to receive approximately $40,498,000, of which $22,692,309 represents the value of the vesting of all unvested, but already earned, equity awards.4

[4]

This is an estimation using the value of severance and other benefits as of June 30, 2017. This estimation is subject to change based on a number of factors including the vesting of unvested shares prior to June 30, 2019.

46	The Hain Celestial Group, Inc. 2017 Proxy Statement

EXECUTIVE COMPENSATION

Other NEOs

We have a change-in-control agreement with Mr. Carroll that provides that in the event that, following a change-in-control of the Company, he is terminated without cause, experiences a diminution in duties or forced relocation, or he terminates his employment for any reason within 13 months of a change-in-control, he will be entitled to terminate his employment and receive: (i) three times the highest annual base salary paid to him during the thirty-six month period immediately preceding the month in which the change-in-control occurs; (ii) three times the highest annual bonus paid to him during the thirty-six month period immediately preceding the month in which the change-in-control occurs; (iii) all unpaid accrued vacation through the date of termination; (iv) up to three years’ benefits continuation; (v) immediate vesting of all outstanding options and reimbursement of certain tax obligations; (vi) the automobile allowance and other automobile benefits he was receiving immediately prior to the change-in-control for a period of twelve months following the date of termination; and (vii) the cost of outplacement services.

For fiscal year 2017, each of Messrs. Tickle, Conte and Langrock and Ms. Faltischek had a change-in-control agreement in place which provides for severance only if he or she was terminated without cause or experiences a diminution in duties or forced relocation following a change-in-control. For Messrs. Tickle and Langrock, severance is equal to two times his annual base salary and two times the average bonus paid to him during the thirty-six month period prior to the change-in-control and up to two years of benefits continuation. For Ms. Faltischek, severance is equal to three times her annual base salary and three times the average annual bonus paid to her during the thirty-six month period prior to the change-in-control and up to three years of benefits continuation. For Mr. Conte, severance was equal to one times his annual base salary and one times the average annual bonus paid to him during the thirty-six month period prior to the change-in-control and up to one years of benefits continuation. In addition to the change in control agreements, our restricted stock agreements and performance unit agreements (including those with Messrs. Carroll, Tickle, Conte and Langrock and Ms. Faltischek) provide for immediate vesting of such stock grants upon a change-in-control.

A change-in-control is defined generally as one of the following events:

•	The acquisition by a person of beneficial ownership of more than 50% of the total voting power of the outstanding stock of the Company;

•	A majority of our Board of Directors is replaced by directors whose appointment or election is not endorsed by two-thirds of the members of the Board prior to the date of the appointment or election;

•

A reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company unless (i) all, or substantially all, of our stockholders prior to such event beneficially own more than 50% of the voting stock of the surviving entity in substantially the same proportions as their prior ownership, (ii) no person (other than the Company or the surviving entity) beneficially owns 50% or more of the combined voting power of the outstanding stock of the surviving entity and (iii) at least a majority of the members of the board of directors of the surviving entity were members of our Board of Directors; or

•

Stockholders approve (i) sale or disposition of all or substantially all of the assets of the Company (other than to a subsidiary) or (ii) a complete liquidation or dissolution of the Company provided, that if the agreement would cause the executive to incur an additional tax, penalty or interest under Section 409A of the Code, the Company and the executive will use reasonable best efforts to reform such provision.

If any payments or benefits to be provided to Mr. Carroll in connection with a change-in-control are subject to the excise tax imposed under Section 4999 of the United States Internal Revenue Code, he is entitled to an additional “gross-up” payment so that the net amount retained by him is equal to such payments and benefits. Messrs. Tickle, Conte and Langrock and Ms. Faltischek are not entitled to such a “gross up” payment pursuant to the terms of their change-in-control agreements.

If Mr. Carroll’s employment had terminated on June 30, 2017 in accordance with the change-in-control agreement, Mr. Carroll would have been entitled to severance having a value of approximately $5,773,000. If Mr. Tickle’s employment had terminated on June 30, 2017 in accordance with the change-in-control agreement, Mr. Tickle would have been entitled to severance having a value of approximately $3,371,000. If Ms. Faltischek’s employment had terminated on June 30, 2017 in accordance with the change-in-control agreement, Ms. Faltischek would have been entitled to severance having a value of approximately $4,030,000. If Mr. Langrock’s employment had terminated on June 30, 2017 in accordance with the change-in-control agreement, Mr. Langrock would have been entitled to severance having a value of approximately $3,739,000.

Messrs. Carroll and Tickle and Ms. Faltischek each have the right to receive one year of severance in the event of a termination without cause, which is not in connection with a change-in-control.

The Hain Celestial Group, Inc. 2017 Proxy Statement	47

EXECUTIVE COMPENSATION

Compensation Committee Interlocks and Insider Participation

During fiscal year 2017, the members of the Compensation Committee were Richard C. Berke, Adrianne Shapira and Scott M. O’Neil. None of the Compensation Committee members during fiscal year 2017 had any relationship required to be disclosed under this caption pursuant to the rules of the SEC.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the materials under the caption “Compensation Discussion and Analysis” included in the Company’s proxy statement with the management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in the Company’s proxy statement and be incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended June 30, 2017.

The Compensation Committee

Scott M. O’Neil, Chairperson

Adrianne Shapira

Richard C. Berke

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

48	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 4 ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Background

We believe that both the Company and its stockholders benefit from responsive compensation and corporate governance policies. Recognizing the interest our stockholders expressed in an advisory vote on the compensation of our NEOs, since 2009 the Company has provided its stockholders an annual advisory vote on executive compensation. Since 2011, Section 14A of Securities Exchange Act of 1934, as amended (the “Exchange Act”), has required us to provide our stockholders with a non-binding advisory vote to approve the compensation of our NEOs (“Say on Pay Proposal”) as disclosed in this proxy statement.

We are asking our stockholders to approve, on an advisory basis, the compensation paid to our NEOs, as described in the “Executive Compensation – Compensation Discussion and Analysis” (“CD&A”) section of this proxy statement. Although the advisory vote is not binding upon the Company, the Company’s Compensation Committee, which is responsible for designing and administering our executive compensation program, values our stockholders’ opinions and will continue to consider the outcome of the vote in its ongoing evaluation of our executive compensation program.

Our executive compensation philosophy and practice reflects our unwavering commitment to paying for performance – both short- and long-term. We believe that our multi-faceted executive compensation plans, with their integrated focus on both individual and corporate goals and objects, as well as short- and long-term metrics, provide an effective framework by which progress against our strategic goals may be appropriately measured and rewarded.

Stockholder Outreach

At our 2014 Annual Meeting of Stockholders, 50.5% of the votes cast supported our 2014 Say-on-Pay resolution, and at our 2015 Annual Meeting of Stockholders, only 41% of the votes cast supported our 2015 Say-on-Pay resolution. Following the response at our 2014 Annual Meeting and, at the direction of our Compensation Committee, we launched a formal and comprehensive stockholder engagement initiative. In response to the feedback received from our stockholders during this initiative, our Compensation Committee made substantive changes to our executive compensation programs. As a result of the internal accounting review and the delay in our filings with the SEC, the Company was subject to a quiet period during the course of fiscal years 2016 and 2017, which restricted the Company from engaging in discussions regarding the Company including its governance and therefore, limited our stockholder engagement during this time. However, this did not impede the Company from effectuating both compensation and corporate governance improvements during this period as the Company was able to draw upon the previous feedback it received from stockholders.

As part of our stockholder engagement effort, we reached out to our 50 largest stockholders, who collectively held more than 66% of our issued and outstanding common stock, and offered to discuss and obtain feedback on our compensation programs, corporate governance and any other matters of interest. We ultimately had discussions with stockholders representing approximately 46% of our issued and outstanding common stock. These discussions were held with our Senior Vice President, Corporate Relations, our Senior Vice President, Human Resources, our Executive Vice President and General Counsel and our Associate General Counsel and, in certain instances, by the chairperson of our Compensation Committee. This effort supplemented the ongoing communications and meetings that we hold with our investors throughout the fiscal year and focused on executive compensation and corporate governance matters. Our goal was to understand better the concerns of our stockholders with respect to executive compensation and corporate governance so that we could develop and implement a plan to address these concerns. The feedback received was presented to our Compensation Committee. Stockholders were generally pleased with our business results and provided us with their concerns regarding our executive compensation plan design and practices. In response to this outreach, the Compensation Committee made significant changes to our executive compensation programs as outlined on page [    ] of this proxy statement.

The Company has resumed its stockholder engagement program and has had discussions with stockholders representing approximately 62% of our issued and outstanding common stock.

Conclusion

We urge stockholders to read the CD&A beginning on page [    ] of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages [    ] through [    ], which provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals.

The Hain Celestial Group, Inc. 2017 Proxy Statement	49

PROPOSAL NO. 4 ADVISORY VOTE REGARDING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

For the reasons stated above, the Board of Directors recommends that our stockholders vote in favor of the following Say on Pay Proposal:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby approved.

Because your vote is advisory, it is not binding on the Company or the Board. However, the Compensation Committee values the opinions that our stockholders express in their votes. The Compensation Committee will review the results of the annual stockholder votes on the Say on Pay Proposal and consider whether to recommend any changes or modifications to the Company’s executive compensation policies and practices as a result of such votes.

✓	The Board of Directors unanimously recommends that you vote, on an advisory basis, “FOR” this proposal.

50	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory “Say on Pay” vote, we are also asking stockholders to vote on whether future advisory votes on the Company’s NEO compensation should be held every one, two or three years.

In 2009, the Company adopted its current policy to include an advisory vote related to executive compensation on the ballot at each annual meeting. Consistent with this policy, the Board is recommending that stockholders vote in favor of holding future advisory votes on our NEO compensation every year. Our Board believes that holding an advisory vote on executive compensation every year provides our Board and Compensation Committee with direct and immediate feedback from stockholders on our executive compensation policies and procedures. An annual advisory vote is also consistent with our Compensation Committee’s practice of conducting an in-depth review of executive compensation policies and practices each year.

When voting on this advisory vote, stockholders should understand that they are not voting “for” or “against” the Board’s recommendation to hold the advisory vote every year. Rather, stockholders have the option to recommend that such advisory vote on the Company’s named executive office compensation be held every one, two or three years, or to abstain entirely from voting on the proposal. Please vote your preference as to how frequently stockholders will vote on future stockholder advisory votes on the Company’s executive compensation, as either every year, every two years or every three years, or you may abstain from voting.

We will consider the frequency indicated by the highest number of votes of those shares present in person or represented by proxy and entitled to vote at the Annual Meeting as the preference of our stockholders on the frequency on which we should seek an advisory vote on the compensation of our named executive officers.

This advisory vote is non-binding on the Company and the Board. While the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of future say on pay votes, the Board may decide that it is in the best interest of the Company and the stockholders to hold an advisory vote on executive compensation more or less frequently than the option preferred by the stockholders.

We intend to hold our next Say on Pay Frequency vote of future stockholder advisory votes on the Company’s executive compensation at our annual meeting in 2023.

✓	The Board of Directors unanimously recommends that you vote, on an advisory basis, “EVERY YEAR” on this proposal.

The Hain Celestial Group, Inc. 2017 Proxy Statement	51

PROPOSAL NO. 6 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS

It is the practice of the Board of Directors to designate an accounting firm to serve as our registered independent accountants. The Audit Committee has recommended that Ernst & Young LLP be selected to audit our financial statements for the fiscal year ending June 30, 2018, and the Board of Directors has approved the selection of Ernst & Young LLP. Ernst & Young LLP has audited our financial statements since 1994.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our registered independent accountants during the year, considers the effect that performing non-audit services might have on audit independence and approves management’s engagement of our registered independent accountants to perform those services.

If the stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different registered independent accountant at any time during the year if it is determined that such a change would be in the best interest of the Company and its stockholders.

Ernst & Young LLP expects to have a representative at our Annual Meeting who will have the opportunity to make a statement and will be available to respond to questions, as appropriate.

✓	The Board of Directors recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our registered independent accountants for our fiscal year ending June 30, 2018.

Fees Billed to the Company by Ernst & Young LLP

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firm, Ernst & Young LLP, during the fiscal years ended June 30, 2017 and June 30, 2016.

Audit and Non-Audit Fees

	2017	2016
Audit Fees (1)	$6,360,000	$13,795,000
Audit Related Fees (2)	$—	$458,000
Tax Fees (3)	$383,000	$479,000
All Other Fees (4)	$—	$—

(1)

Reflects the aggregate fees billed for each of the 2017 and 2016 fiscal years for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. The amounts presented include costs associated with the internal accounting review of $10,450,000 for the 2016 fiscal year and $2,460,000 for the 2017 fiscal year.

(2)

Reflects the aggregate fees billed by Ernst & Young LLP in each of the 2017 and 2016 fiscal years for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported in the immediately preceding paragraph. The services comprising the fees disclosed under this category were principally related to due diligence in connection with acquisitions and accounting consultations.

(3)	Reflects the aggregate fees billed in each of the 2017 and 2016 fiscal years for professional services rendered by Ernst & Young LLP for tax advice, tax compliance and tax planning.
(4)	Reflects fees billed by Ernst & Young LLP for the 2016 fiscal year for corporate finance assistance related to a foreign legal entity and an insurance cost assessment review.

The Audit Committee has considered whether the provision of the services described above in this section is compatible with maintaining Ernst & Young’s independence and has determined that it is.

52	The Hain Celestial Group, Inc. 2017 Proxy Statement

PROPOSAL NO. 6 RATIFICATION OF APPOINTMENT OF REGISTERED INDEPENDENT ACCOUNTANTS

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our registered independent accountants. Pre-approval is provided for up to one year, is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the registered independent accountants, the Audit Committee considers whether such services are consistent with the registered independent accountants’ independence, whether the registered independent accountants are likely to provide the most effective and efficient service based on their familiarity with us, and whether the service could enhance our ability to manage or control risk or improve audit quality. The Audit Committee has delegated limited pre-approval authority to its chairman, who must report any decisions to the Audit Committee at its next scheduled meeting.

In fiscal years 2017 and 2016, all of the audit fees, audit related fees, tax fees and all other fees were pre-approved by the Audit Committee or its chairman.

The Hain Celestial Group, Inc. 2017 Proxy Statement	53

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing the integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the Company’s internal audit function and the performance of the Company’s internal controls and procedures. In addition, the Audit Committee reviews all material related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

In addition to fulfilling its responsibilities as set forth in its charter and further described above in “Board of Directors and Corporate Governance – Committees of the Board – The Audit Committee,” the Audit Committee has reviewed the Company’s audited financial statements for fiscal year 2017. Discussions about the Company’s audited financial statements included its independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in its financial statements, as well as other matters, as required by the applicable auditing standards adopted by the Public Company Accounting Oversight Board and by our Audit Committee Charter. In conjunction with the specific activities performed by the Audit Committee in its oversight role, it issued the following report:

1.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended June 30, 2017 with the Company’s management and the independent registered public accounting firm.

2.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable auditing standards adopted by the Public Company Accounting Oversight Board.

3.

The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accounting firm their independence from the Company.

Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 for filing with the SEC.

Andrew R. Heyer, Chairperson

Adrianne Shapira

Lawrence S. Zilavy

The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

54	The Hain Celestial Group, Inc. 2017 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weight-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (A) (1)
Equity compensation plans approved by security holders	121,944	$2.26	11,530,542
Equity compensation plans not approved by security holders	None	None	None
Total	121,944	$2.26	11,530,542

(1)

Of the 11,530,452 shares available for future issuance under our equity compensation plans, 11,526,162 shares are available for grant under the Amended and Restated 2002 Long Term Incentive and Stock Award Plan and 4,290 shares are available for grant under the 2000 Directors Stock Plan.

The Hain Celestial Group, Inc. 2017 Proxy Statement	55

OWNERSHIP OF COMMON STOCK BY

MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 30, 2017 for (1) each of our directors, director nominees and NEOs, (2) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock and (3) all of our directors and executive officers as a group. The information set forth below is based upon information supplied or confirmed by the named individuals. Unless otherwise noted below, the address of each individual is c/o The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, New York 11042.

	Number of Shares	Percentage of Common Stock
Irwin D. Simon (1)(2)	1,813,936	1.73%
Richard C. Berke (2)(3)	47,200	*
Celeste A Clark (2)	—	*
Andrew R. Heyer (2)(4)	136,508	*
Raymond W. Kelly (2)(5)	8,330	*
R. Dean Hollis (2)	—	*
Shervin J. Korangy (2)	—	*
Roger Meltzer (2)(6)	24,990	*
Scott O’Neil (2)(7)	29,130	*
Jack Sinclair (2)	—	*
Adrianne Shapira (2)(8)	13,522	*
Glenn W. Welling (2)(9)	10,353,699	9.88%
Dawn Zier (2)	—	*
Lawrence S. Zilavy (2)(8)	59,022	*
Pasquale Conte	18,314	*
John Carroll (10)	243,787	*
Denise M. Faltischek (11)	49,119	*
James M. Langrock (12)	54,233	*
Gary Tickle (13)	45,441	*
BlackRock, Inc. (14) 55 East 52nd Street New York, New York 10055	8,025,714	7.66%
The Vanguard Group (15) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	7,889,803	7.53%
FMR LLC (16) 245 Summer Street Boston, Massachusetts 02210	5,640,869	5.38%
All directors and executive officers as a group (nineteen persons) (17)	12,897,231	12.3%

*	Indicates less than 1%.
(1)

Includes 354,526 shares of unvested restricted common stock granted under our 2002 Plan and 124,782 shares held indirectly by a trust. Also includes 21,812 shares held by Mr. Simon’s wife, as to which Mr. Simon disclaims beneficial ownership. Mr. Simon is our President, CEO and Chairman of the Board of Directors.

(2)	Director of The Hain Celestial Group, Inc.
(3)

Includes 1,100 shares of unvested restricted common stock granted under the 2000 Directors Stock Plan, 6,953 shares of unvested restricted common stock granted under our 2002 Plan, and 70 shares held indirectly in trust for Mr. Berke’s child.

56	The Hain Celestial Group, Inc. 2017 Proxy Statement

OWNERSHIP OF COMMON STOCK BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

(4)	Includes 1,100 shares of unvested restricted common stock granted under the 2000 Directors Stock Plan and 12,251 shares of unvested restricted common stock granted under our 2002 Plan.
(5)	Includes 6,953 shares of unvested restricted common stock granted under the 2002 Plan.
(6)	Includes 1,100 shares of unvested restricted common stock granted under the 2000 Directors Stock Plan and 9,981 shares of unvested restricted common stock granted under our 2002 Plan.
(7)	Includes 1,100 shares of unvested restricted common stock granted under the 2000 Directors Stock Plan and 6,953 shares of unvested restricted common stock granted under our 2002 Plan.
(8)	Includes 1,100 shares of unvested restricted common stock granted under the 2000 Directors Stock Plan and 8,845 shares of unvested restricted common stock granted under our 2002 Plan.
(9)

As of September 28, 2017, Glenn W. Welling and related entities had voting and dispositive power over 10,353,699 shares according to a Schedule 13D/A filed jointly by Glenn W. Welling and the following related entities: (a) Engaged Capital Flagship Master Fund, LP and Engaged Capital Flagship Fund, Ltd., each of whose address is c/o Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-111, Cayman Islands and (b) Engaged Capital Co-Invest VI, LP, Engaged Capital Co-Invest VI-A, LP, Engaged Capital Co-Invest VI-B, LP, Engaged Capital Flagship Fund, LP, Engaged Capital LLC, Engaged Capital Holdings, LLC and Mr. Welling, each of whose address is 610 Newport Center Drive, Suite 250, Newport Beach, CA 92660.

(10)	Includes 13,550 shares of unvested restricted common stock granted under our 2002 Plan.
(11)	Includes 12,426 shares of unvested restricted common stock granted under our 2002 Plan.
(12)	Includes 53,602 shares of unvested restricted common stock granted under our 2002 Plan.
(13)	Includes 34,936 shares of unvested restricted common stock granted under our 2002 Plan.
(14)

As of December 31, 2016, BlackRock, Inc. (“BlackRock”) had sole voting power over 7,652,068 shares and sole dispositive power over 8,025,714 shares, according to a Schedule 13G/A filed by BlackRock on January 24, 2017.

(15)

As of December 31, 2016, The Vanguard Group (“Vanguard”) had sole voting power over 60,314 shares, sole dispositive power over 7,822,324 shares, shared voting power over 12,254 shares, and shared dispositive power over 67,479 shares, according to a Schedule 13G/A filed by Vanguard on February 13, 2017.

(16)	As of December 31, 2016, FMR LLC (“FMR”) had sole voting power over 304,351 shares and sole dispositive power over 5,640,869 shares, according to a Schedule 13G filed by FMR on February 14, 2017.
(17)	Includes 538,119 shares of unvested restricted stock and 12,359,112 shares held directly or indirectly. See Notes 1 through 13 above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of beneficial ownership and changes in such ownership with the SEC. Executive officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, the Company believes that all Section 16(a) filing requirements were met during the fiscal year ended June 30, 2017.

The Hain Celestial Group, Inc. 2017 Proxy Statement	57

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Mr. Meltzer, who is nominated for re-election as a director, is a partner at the law firm DLA Piper LLP (US). DLA Piper LLP (US) provides legal services to us.

Mr. Simon’s spouse, Daryl Simon, has been the Director of International Sales of the Company since September 1996. During the fiscal year ended June 30, 2017, she earned a base salary of $128,606 and participated in the Company’s benefit programs for its employees. In addition, Mr. Simon’s brother-in-law, Geoffrey Goldberg, currently serves as Vice President – Corporate Services and has been employed by the Company since June 2000. During the fiscal year ended June 30, 2017, he earned a base salary of $197,102, a car allowance of $8,400 and participated in the Company’s benefit programs for its employees.

Mr. Hollis, who is nominated for re-election as a director, is chairperson of the board of directors of SunOpta Inc. SunOpta Inc. is a supplier of the Company. In fiscal year 2017, the Company paid $[                    ] to SunOpta Inc.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the review, approval and ratification of related party transactions. The Related Party Transaction Policy and Procedures requires the approval or ratification by the Audit Committee of any “related party transaction,” which is defined as any transaction, arrangement or relationship in which (i) we are a participant, (ii) the amount involved exceeds $120,000 and (iii) one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters and certain ordinary course transactions). The Audit Committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. The Audit Committee will also review those transactions that would have been deemed a “related party transaction” but for the fact that the amount involved is $120,000 or less. No director may participate in approval of a related party transaction for which he or she is a related party.

58	The Hain Celestial Group, Inc. 2017 Proxy Statement

OTHER MATTERS

The Company’s management is not aware of any other matters that will come before the Annual Meeting. However, if any other matters requiring a vote of stockholders arise, including any question as to an adjournment or postponement of the Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their judgment on such matters.

The Hain Celestial Group, Inc. 2017 Proxy Statement	59

STOCKHOLDER PROPOSALS AND OTHER COMMUNICATIONS

Stockholder proposals intended to be included in the Proxy Statement relating to our 2018 Annual Meeting of Stockholders (the “2018 Proxy Statement”) pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must be in writing addressed to the Corporate Secretary of the Company and delivered to the Corporate Secretary at our principal executive offices, no later than [                    ], and must otherwise comply with Rule 14a-8.

For stockholder nominations and other proposals that are not intended to be included in the 2018 Proxy Statement, if stockholders do not approve Proposal No. 2 set forth in this Proxy Statement to establish an advance notice requirement for such stockholder proposals, our management proxy holders will be authorized to vote for or against such proposals, in their discretion, if notice of the proposal, addressed to the Corporate Secretary at our principal executive offices, is not received prior to the close of business on [                    ]. If stockholders approve Proposal No. 2 of this Proxy Statement, any stockholder proposals not intended to be included in the 2018 Proxy Statement must be delivered to the Corporate Secretary between [                    ] and [                    ].

In addition, if stockholders approve Proposal No. 3, stockholders will have the right, subject to certain terms and conditions, to have their nominee included in our proxy materials for future annual meetings. Assuming Proposal No. 3 is approved, notice of stockholder nominations intended to be included in the 2018 Proxy Statement must be received by the Company Secretary between [                    ] and [                    ]. Stockholders should consult our By-Laws, as may be amended by the proposals set forth in Proposal Nos. 2 and 3, for the various procedural, informational and other requirements applicable to such nominations.

A stockholder or other interested party who wishes to communicate with the Board, the non-management directors as a group, or any individual director may do so by addressing the correspondence to the individual or group, c/o Corporate Secretary, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042. All correspondence addressed to a director will be forwarded to that director.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt-out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of proxy materials, which typically are mailed in October of each year, by notifying us in writing at: 1111 Marcus Avenue, Lake Success, NY 11042, Attention: Corporate Secretary.

You also may request additional copies of the Notice of Annual Meeting of Stockholders and Proxy Statement and Annual Report on Form 10-K to Stockholders for the fiscal year ended June 30, 2017 by notifying us in writing at the same address or calling Investor Relations at (877) 612-4246 or submitting such request via e-mail to investorrelations@hain.com.

If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

Reconciliation of Non-U.S. GAAP Financial Measures to U.S. GAAP Financial Measures

We have included in this proxy statement measures of financial performance that are not defined by U.S. GAAP. We believe that these measures provide useful information to investors, and include these measures in other communications to investors.

For each of these non-U.S. GAAP financial measures, we are providing below a reconciliation of the differences between the non-U.S. GAAP measure and the most directly comparable U.S. GAAP measure, an explanation of why our management and Board of Directors believes the non-U.S. GAAP measure provides useful information to investors and any additional purposes for which our management and Board of Directors uses the non-U.S. GAAP measure. These non-U.S. GAAP measures should be viewed in addition to, and not in lieu of, the comparable U.S. GAAP measure.

60	The Hain Celestial Group, Inc. 2017 Proxy Statement

Constant Currency Presentation

We believe that this measure provides useful information to investors because it provides transparency to underlying performance in our consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on year-to-year comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

A reconciliation between reported and constant currency sales growth is as follows:

	Fiscal Year ended June 30,
(amounts in thousands)	2017		2016
Change in consolidated net sales	$(32,263)	(1.1)%	$275,761	10.6%
Impact of foreign currency exchange	124,319	4.3%	69,219	2.6%

Change in consolidated net sales on a constant-currency basis	$92,056	3.2%	$344,980	13.2%

Operating Free Cash Flow

In our internal evaluations, we use the non-U.S. GAAP financial measure “operating free cash flow.” The difference between operating free cash flow and cash flow provided by operating activities, which is the most comparable U.S. GAAP financial measure, is that operating free cash flow reflects the impact of capital expenditures. Since capital spending is essential to maintaining our operational capabilities, we believe that it is a recurring and necessary use of cash. As such, we believe investors should also consider capital spending when evaluating our cash provided by operating activities. We view operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments. We do not consider operating free cash flow in isolation or as an alternative to financial measures determined in accordance with U.S. GAAP.

A reconciliation from Cash flow provided by operating activities to operating free cash flow is as follows:

(amounts in thousands)	Fiscal Year ended June 30, 2017
Cash flow provided by operating activities	$216,624
Purchase of property, plant and equipment	(63,120)

Operating free cash flow	$153,504

Investors may obtain copies of Hain Celestial’s 2017 Annual Report on Form 10-K at no charge by contacting Investor Relations, The Hain Celestial Group, Inc., 1111 Marcus Avenue, Lake Success, NY 11042.

By order of the Board of Directors,

Denise M. Faltischek

Executive Vice President and General Counsel,

Corporate Secretary

Dated: October [    ], 2017

Your vote is important. Whether or not you expect to attend the Annual Meeting in person, please submit your vote as soon as possible as instructed in our Proxy Materials, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may choose to vote in person even if you have previously voted your shares.

The Hain Celestial Group, Inc. 2017 Proxy Statement	61

Annex A

PROPOSED AMENDMENT TO ARTICLE II OF THE AMENDED AND RESTATED BY-LAWS OF

THE HAIN CELESTIAL GROUP, INC.

Section [AN]. Notice of Stockholder Business and Nominations.

(a) Advance Notice for Stockholder Business and Nominations. Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders may be made at an annual meeting of stockholders only (1) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 4 of Article II of these By-Laws, (2) by or at the direction of the Board of Directors or any authorized committee thereof, (3) in the case of stockholder nominations not intended to be included in the Corporation’s proxy materials, by any stockholder of the Corporation who is entitled to vote at the meeting who complied with the notice procedures and other requirements set forth in this Section [AN] and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (4) in the case of stockholder nominations intended to be included in the Corporation’s proxy materials, by any stockholder of the Corporation who complies with the notice procedures and other requirements set forth in Section [PA].

(i) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (3) of paragraph (a) of this Section [AN], the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is convened more than 30 days or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made; provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section [AN]. Notwithstanding anything in this Section [AN] to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section [AN] shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(ii) Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case, pursuant to Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to serving as a director if elected as well as to the public disclosure of any information provided pursuant to these By-Laws; (2) an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, that such person is not and will not become a party to (x) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (y) any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director (a “Voting Commitment”) that has not been disclosed to the Corporation or (z) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with the nominee’s fiduciary duties under applicable law; (3) such other information as the Corporation may reasonably require, including but not limited to a written representation and agreement to comply with the the Corporation’s Corporate Governance Guidelines and Code of Business Conduct and Ethics and any other Corporation policies and guidelines applicable to directors; and (4) such information or agreements necessary to determine the eligibility of such person to serve as a director of the Corporation and to determine the independence of such person under the Exchange Act, related regulations thereunder and applicable stock exchange rules;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (2) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (4) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (5) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation; (6) a representation whether the stockholder or beneficial owner, if any, is being financed or indemnified by any third party for making the proposal; (7) any material interest, agreement, undertaking or arrangement of such stockholder or any such beneficial owner relating to such proposal; and (8) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(D) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and

(E) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase, sell, acquire or grant any option, right, warrant, swap or other similar instrument) to which any proponent person is a party, the intent or effect of which may be (1) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (2) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (3) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation.

(iii) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before an annual meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting) and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(b) General. Only such persons who are nominated in accordance with the procedures set forth in this Section [AN] or Section [PA], as applicable, shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section.

(i) Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Board of Directors shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such defective proposal or nomination shall be disregarded.

(ii) Notwithstanding the foregoing provisions of this Section [AN], unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Section [AN], to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(iii) Whenever used in these By-Laws, “public announcement” shall mean disclosure (1) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (2) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(iv) Notwithstanding the foregoing provisions of this Section [AN] or the provisions of Section [PA], as applicable, a stockholder submitting a nomination or other business shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section [AN] or Section [PA], as applicable; provided, however, that, to the fullest extent permitted by law, any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-Laws, and compliance with this Section [AN] or Section [PA] of these By-Laws, as applicable, shall be the exclusive means for a stockholder to make nominations and this Section [AN] shall be the exclusive means for a stockholder to submit other business. Nothing in these By-Laws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Annex B

Section [PA]. Stockholder Nominations Included in the Corporation’s Proxy Materials.

(a) Inclusion of Nominee in Proxy Statement. Subject to the provisions of this Section [PA], if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of stockholders:

(i) the name of any persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) that individually satisfied or group of up to 20 Eligible Holders that collectively satisfied, as determined by the Board of Directors or its designee, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in this Section [PA] (such Eligible Holder or group of Eligible Holders being a “Nominating Stockholder”);

(ii) disclosure about the Nominee and the Nominating Stockholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(iii) if the Nominating Stockholder so elects in the Nomination Notice, a written statement by the Nominating Stockholder for inclusion in the proxy statement in support of the election of the Nominee(s) to the Board of Directors (subject, without limitation, to Section [PA](e)(ii)), if such statement complies with Rule 14a-9 under the Exchange Act and does not exceed 500 words with respect to each Nominee; and

(iv) any other information that the Corporation or the Board of Directors determines, in their discretion, to include in the proxy statement relating to the nomination of the Nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Section.

(b) Maximum Number of Nominees.

(i) The Corporation shall not be required to include in the proxy statement for an annual meeting of stockholders more Nominees than the greater of (i) twenty percent (20%) of the total number of directors of the Corporation serving on the last day on which a Nomination Notice may be submitted pursuant to this Section [PA] (rounded down to the nearest whole number) or (ii) two Nominees (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced, but not below zero, by: (1) Nominees who are subsequently withdrawn, disregarded or declared invalid or ineligible pursuant to this Section [PA] or that the Board of Directors itself decides to nominate for election at such annual meeting and (2) the number of incumbent directors who had been Nominees or had been nominated by stockholders in accordance with Section [AN], in each case, with respect to either of the preceding two annual meetings of stockholders and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section [PA](d) below but before the date of the annual meeting, and the Board of Directors resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

(ii) Any Nominating Stockholder submitting more than one Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section [PA] shall rank in its Nomination Notice such Nominees based on the order that the Nominating Stockholder desires such Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Nominees submitted by all Nominating Stockholders pursuant to this Section [PA] exceeds the Maximum Number. In the event that the number of Nominees submitted by Nominating Stockholders pursuant to this Section [PA] exceeds the Maximum Number, the highest ranking

Nominee who meets the requirements of this Section [PA] from each Nominating Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominating Stockholder with the largest number of shares disclosed as owned in its respective Nomination Notice submitted to the Corporation and proceeding through each Nominating Stockholder in descending order of ownership. If the Maximum Number is not reached after the highest ranking Nominee who meets the requirements of this Section [PA] from each Nominating Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the deadline for submitting a Nomination Notice as set forth in Section [PA](d), a Nominating Stockholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Stockholder or by any other Nominating Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(c) Eligibility of Nominating Stockholder.

(i) An “Eligible Holder” is a person who has either (1) been a record holder of the shares of common stock used to satisfy the eligibility requirements in this Section [PA](c) continuously for the three-year period specified in Subsection (ii) below or (2) provides to the Secretary of the Corporation, within the time period referred to in Section [PA](d), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule).

(ii) To be considered an Eligible Holder, a stockholder, or group of up to 20 stockholders, must have continuously owned at least the Minimum Number (as defined below) of shares of the Corporation’s common stock throughout the three-year period preceding and including the date of submission of the Nomination Notice and must continue to own at least the Minimum Number through the date of the annual meeting. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “group of investment companies,” as such term is defined in the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such funds shall provide, together with the Nomination Notice, documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy the criteria for being treated as one Eligible Holder as of the date of the Nomination Notice and continue to satisfy such criteria through the date of the annual meeting. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section [PA], including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any stockholder withdraw from a group of Eligible Holders at any time prior to the annual meeting of stockholders, the group of Eligible Stockholders shall only be deemed to own the shares held by the remaining members of the group.

(iii) The “Minimum Number” of shares of the Corporation’s common stock means three percent (3%) of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission (“SEC”) prior to the submission of the Nomination Notice.

(iv) For purposes of this Section [PA], an Eligible Holder “owns” only those outstanding shares of the Corporation as to which the Eligible Holder possesses both:

(A) the full voting and investment rights pertaining to the shares; and

(B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares;

provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares: (1) sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such shares by such Eligible Holder or any of its affiliates.

An Eligible Holder “owns” shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five days’ notice and will vote such shares at the annual meeting and holds such shares through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(v) No person shall be permitted to be in more than one group constituting a Nominating Stockholder, and if any person appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice.

(d) Nomination Notice. To nominate a Nominee, the Nominating Stockholder must submit to the Secretary of the Corporation the information required by this Section [PA] on a timely basis. To be timely, the Nomination Notice must be addressed to and received by the Secretary at the principal executive office of the Corporation no earlier than 150 calendar days and no later than 120 calendar days before the first anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of stockholders; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made; provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period for the receipt of the information required by this Section [PA]. The written notice required by this Section [PA] shall include all of the following information and documents (collectively, the “Nomination Notice”):

(i) A Schedule 14N (or any successor form) relating to the Nominee, completed and filed with the SEC by the Nominating Stockholder as applicable, in accordance with SEC rules;

(ii) A written notice of the nomination of such Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) and each Nominee, as applicable:

(A) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N;

(B) a representation and warranty that the Nominating Stockholder did not acquire, and is not holding, securities of the Corporation for the purpose or with the effect of influencing or changing control of the Corporation;

(C) a representation and warranty that the Nominee’s candidacy or, if elected, membership to the Board of Directors, would not violate applicable state or federal law or the rules of any stock exchange on which the Corporation’s securities are traded;

(D) a representation and warranty that the Nominee:

(1) does not have any direct or indirect relationship with the Corporation that would prevent the Nominee from being found to be independent under the rules of the primary stock exchange on which the Corporation’s securities are traded, any applicable SEC rules and the Corporation’s Corporate Governance Guidelines;

(2) meets the audit committee independence requirements under any applicable SEC rules and the rules of any stock exchange on which the Corporation’s securities are traded;

(3) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule);

(4) is an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision);

(5) meets the director qualifications set forth in the Corporation’s Corporate Governance Guidelines; and

(6) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of the Nominee;

(E) a representation and warranty that the Nominating Stockholder satisfies the eligibility requirements set forth in Section [PA](c) and has provided evidence of ownership to the extent required by Section [PA](c)(i);

(F) a representation and warranty that the Nominating Stockholder intends to continue to satisfy the eligibility requirements described in Section [PA](c) through the date of the annual meeting and intends to continue to hold the Minimum Number of shares for at least one year following the annual meeting;

(G) details of any position of the Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice;

(H) a representation and warranty that the Nominating Stockholder has not engaged and will not engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-(l)(2)(iv)) (or any successor rules) with respect to the annual meeting, other than with respect to such Nominating Stockholder’s Nominee(s) or any nominee of the Board of Directors;

(I) a representation and warranty that the Nominating Stockholder will not nominate any person for election to the Board of Directors other than its Nominee(s) and will not use any proxy card other than the Corporation’s proxy card in soliciting stockholders in connection with the election of such Nominee(s) at the annual meeting;

(J) if desired, a statement for inclusion in the proxy statement in support of the Nominee’s election to the Board of Directors, provided that such statement shall not exceed 500 words, shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9, and, for the avoidance of doubt, shall not include any images, charts, pictures, graphic presentations or similar items;

(K) in the case of a nomination by a group of Eligible Holders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination; and

(L) with respect to the Nominee and Nominating Stockholder, the information, agreements, representations and warranties required of nominees and stockholder proponents, respectively, under Section [AN];

(iii) An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, pursuant to which the Nominating Stockholder (including, with respect to nominations submitted by a group of Eligible Holders, each group member) agrees:

(A) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election;

(B) to file any written solicitation or other communication with the Corporation’s stockholders relating to one or more of the Corporation’s directors or director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation;

(C) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Stockholder with the Corporation, its stockholders or any other person in connection with the nomination or election of directors, including, without limitation, the Nomination Notice;

(D) to indemnify and hold harmless (jointly and severally with all other group members, in the case of a nomination submitted by a group of Eligible Holders) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Stockholder to comply with, or any breach or alleged breach of, its obligations, agreements or representations under this Section [PA];

(E) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Stockholder (including, with respect to a nomination submitted by a group of Eligible Holders, any group member), with the Corporation, its stockholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or due to a subsequent development omits a material fact necessary to make the statements made not misleading), or that the Nominating Stockholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section         (c), to promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Corporation and any other recipient of such communication of the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission; and

(iv) An executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, acting in good faith, by the Nominee:

(A) to provide to the Corporation such other information, including completion of the Corporation’s director questionnaire, as it may reasonably request; and

(B) that the Nominee consents to be named in the proxy statement as a nominee, to serve as a director if elected and to the public disclosure of any information provided pursuant to this Section [PA].

The information and documents required by this Section [PA](d) shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to Nominating Stockholders; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Stockholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section [PA](d) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary of the Corporation.

(e) Exceptions.

(i) Notwithstanding anything to the contrary contained in this Section [PA], the Corporation may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Stockholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Stockholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if:

(A) the Corporation receives notice that any stockholder or beneficial owner, as the case may be, intends to nominate one or more persons for election to the Board pursuant to Section [AN];

(B) the Nominating Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of stockholders to present the nomination submitted pursuant to this Section [PA] or the Nominating Stockholder withdraws its nomination;

(C) the Board of Directors, acting in good faith, determines that such Nominee’s nomination or election to the Board of Directors would result in the Corporation violating or failing to be in compliance with the Corporation’s By-Laws or Certificate of Cncorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of any stock exchange on which the Corporation’s securities are traded;

(D) the Nominee was nominated for election to the Board of Directors pursuant to this Section [PA] at one of the Corporation’s preceding two annual meetings of stockholders and either withdrew or became ineligible or received a vote of less than 25% of the shares of common stock entitled to vote for such Nominee (the “Failed Nomination”);

(E) the Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, as amended; or

(F) the Corporation is notified, or the Board of Directors acting in good faith determines, that a Nominating Stockholder has failed to continue to satisfy the eligibility requirements described in Section [PA](c), any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board of Directors or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Stockholder or the Nominee under this Section [PA];

(ii) Notwithstanding anything to the contrary contained in this Section [PA], the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board of Directors in good faith determines that:

(A) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading;

(B) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or

(C) the inclusion of such information in the proxy statement would otherwise violate SEC rules or any other applicable law, rule or regulation.

The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

THE HAIN CELESTIAL GROUP, INC.

This proxy is solicited on behalf of the Board of Directors of The Hain Celestial Group, Inc. (the “Company”). The undersigned hereby appoints Irwin D. Simon and Denise M. Faltischek, or each of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company on November 16, 2017 at 11:00 a.m., Eastern Time at 1111 Marcus Avenue, Lake Success, New York 11042 and any postponements or adjournments thereof (including any vote to postpone or adjourn the Annual Meeting), upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. If no instruction is given the shares will be voted “FOR” items 1, 2, 3, 4 and 6 below and “EVERY YEAR” for item 5 below, each of said items being more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which are hereby acknowledged.

The Board of Directors Recommends You Vote “FOR” items 1, 2, 3, 4 and 6 below and “EVERY YEAR” for item 5 below.

1.	Election of Directors

For all nominees listed below (except as marked to the contrary ☐	Against ☐	Abstain ☐

(Instructions: to vote against an individual nominee, strike a line through the nominee’s name listed below.)

Irwin D. Simon, Dr. Celeste A. Clark, Andrew R. Heyer, R. Dean Hollis, Shervin J. Korangy, Roger Meltzer, Adrianne Shapira, Jack L. Sinclair, Glenn W. Welling, Dawn M. Zier and Lawrence S. Zilavy

2.	To approve an amendment to the Amended and Restated By-Laws of The Hain Celestial Group, Inc. to implement advance notice procedures for stockholder proposals.

3.	To approve an amendment to the Amended and Restated By-Laws of The Hain Celestial Group, Inc. to implement proxy access.

4.	To vote, on an advisory basis, for the compensation awarded to the named executive officers for the fiscal year ended June 30, 2017.

For ☐	Against ☐	Abstain ☐

5.	To vote, on an advisory basis, the frequency of holding future advisory votes on named executive officer compensation.

Every Year ☐	Every 2 Years ☐	Every 3 Years ☐	Abstain ☐

6.	To ratify the appointment of Ernst & Young LLP to act as registered independent accountants of the Company for the fiscal year ending June 30, 2018.

For ☐	Against ☐	Abstain ☐

(Proxy card)

In their discretion, the proxies named above are authorized to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.

Please Complete All Information Below

Signature:

Signature:

Dated: , 2017

Please sign exactly as names appear hereon, indicating official position or representative capacity, if any. If shares are held jointly, both owners should sign.

(Proxy card)